                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




                         DATE OF REPORT: MARCH 16, 2000



                         CHECKFREE HOLDINGS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          Delaware                     0-26802                  58-2360335
----------------------------    ---------------------     ----------------------
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NO.)         (IRS EMPLOYER
    OF INCORPORATION OR                                   IDENTIFICATION NUMBER)
       ORGANIZATION)

                           4411 East Jones Bridge Road
                             Norcross, Georgia 30092
                                 (678) 375-3000
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                       INCLUDING AREA CODE OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)



                                 Not Applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5. OTHER EVENTS.

         On December 21, 1999, CheckFree Holdings Corporation announced that it had entered into a definitive merger agreement to acquire BlueGill Technologies, Inc., the leading provider of Internet billing and statement creation software applications, for shares of CheckFree common stock. Attached as an exhibit to this report are the financial statements of BlueGill as of December 31, 1997, 1998, and 1999, together with the Report of Independent Public Accountants.

         Additionally, on February 15, 2000, CheckFree announced that it had entered into a definitive merger and contribution agreement to acquire MSFDC LLC and its subsidiaries, TransPoint Technology & Services LLC, TransPoint LLC, and MSFDC International, LP, collectively referred to as or TransPoint, entities owned by Microsoft Corporation, First Data Corporation and Citicorp, N.A. Attached as an exhibit to this report are the audited financial statements of TransPoint as of and for the periods ended July 3, 1998 and July 2, 1999, and the unaudited financial statements as of and for the six months ended December 31, 1999.

         Also included in this report are the unaudited pro forma condensed combining financial information for CheckFree, BlueGill and TransPoint, for CheckFree and BlueGill, and for CheckFree and TransPoint. A copy of the BlueGill and TransPoint financial statements and the unaudited pro forma condensed combining financial information were filed with the Securities and Exchange Commission on March 16, 2000 as part of CheckFree's Form S-4 Registration Statement (Registration No. 333-32644).


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.


        (a)   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

              (1)   BLUEGILL TECHNOLOGIES, INC.

        The following is a list of the BlueGill audited financial statements filed with this report:

        Report of Independent Accountants................................... F-1
        Consolidated Balance Sheets as of December 31, 1998 and 1999........ F-2
        Consolidated Statements of Operations for the Years Ended
          December 31, 1997, 1998 and 1999.................................. F-3
        Consolidated Statements of Stockholder's Equity (Deficit) for the
          Years Ended December 31, 1997, 1998 and 1999...................... F-4
        Consolidated Statements of Cash Flows for the Years Ended
          December 31, 1997, 1998 and 1999 ................................. F-5
        Notes to Consolidated Financial Statements for the Years Ended
          December 31, 1998 and 1999........................................ F-6

              (2)   THE TRANSPOINT ENTITIES.

         The following is a list of the TransPoint audited and unaudited financial statements filed with this report:

        Independent Auditors' Report....................................... F-17
        Consolidated Balance Sheets as of July 3, 1998, as of July 2, 1999,
          and as of December 31, 1999 (unaudited).......................... F-18
        Consolidated Statements of Operations for the Period from Inception to July 3, 1998, for the Year Ended July 2, 1999, for the Period
          from Inception to July 2, 1999, for the Six Months Ended December
          31, 1998 (unaudited), for the Six Months Ended December 31, 1999 (unaudited), and for the Period from Inception to December
          31, 1999 (unaudited)............................................. F-19
        Consolidated Statements of Members' Capital Deficiency for the Year
          Ended July 3, 1998, for the Period from Inception to July 3,
          1998, for the Year Ended July 2, 1999, for the Period from
          Inception to July 2, 1999, for the Six Months Ended December 31,
          1998 (unaudited), for the Six Months Ended December 31, 1999 (unaudited), and for the Period from Inception to December 31,
          1999 (unaudited)................................................. F-20

        Consolidated Statements of Cash Flows for the Period from Inception to July 3, 1998, for the Year Ended July 2, 1999, for the Period
          from Inception to July 2, 1999, for the Six Months Ended
          December 31, 1998 (unaudited), for the Six Months Ended
          December 31, 1999 (unaudited), and for the Period from Inception to December 31, 1999 (unaudited)................................. F-21
        Notes to Consolidated Financial Statements......................... F-22

        (b)      PRO FORMA FINANCIAL INFORMATION.

        The following is a list of the unaudited pro forma condensed combining financial information for CheckFree, BlueGill and TransPoint, for CheckFree and BlueGill, and for CheckFree and TransPoint. filed with this report:

         Unaudited Pro Forma Condensed Combining Balance Sheet With
                  BlueGill and TransPoint as of December 31, 1999.........  PF-1
         Unaudited Pro Forma Condensed Combining Statement of Operations
                  With BlueGill and TransPoint For the Year Ended
                  June 30, 1999...........................................  PF-2
         Unaudited Pro Forma Condensed Combining Statement of Operations
                  With BlueGill and TransPoint For the Six Months Ended
                  December 31, 1999.......................................  PF-3
         Notes to Unaudited Pro Forma Condensed Combining Financial
                  Information With BlueGill and TransPoint................  PF-4
         Unaudited Pro Forma Condensed Combining Balance Sheet With
                  BlueGill as of December 31, 1999........................  PF-8
         Unaudited Pro Forma Condensed Combining Statement of Operations
                  With BlueGill For the Year Ended June 30, 1999..........  PF-9
         Unaudited Pro Forma Condensed Combining Statement of Operations
                  With BlueGill For the Six Months Ended December
                  31, 1999................................................ PF-10
         Notes to Unaudited Pro Forma Condensed Combining Financial
                  Information With BlueGill............................... PF-11
         Unaudited Pro Forma Condensed Combining Balance Sheet With
                  TransPoint as of December 31, 1999...................... PF-18
         Unaudited Pro Forma Condensed Combining Statement of Operations
                  With TransPoint For the Year Ended June 30, 1999........ PF-19
         Unaudited Pro Forma Condensed Combining Statement of Operations
                  With TransPoint For the Six Months Ended
                  December 31, 1999....................................... PF-20
         Notes to Unaudited Pro Forma Condensed Combining Financial
                  Information With TransPoint............................. PF-21


        (c)       EXHIBITS.


                  EXHIBIT NO.                DESCRIPTION

                     23.1           Consent of Deloitte & Touche LLP
                     23.2           Consent of Arthur Andersen LLP.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 CHECKFREE HOLDINGS CORPORATION

Date:  March 20, 2000            By: /s/ Allen L. Shulman
                                    -------------------------------------------
                                    Allen L. Shulman, Executive Vice President,
                                    Chief Financial Officer and General Counsel

                    Report of Independent Public Accountants




To the Stockholders of
BlueGill Technologies, Inc.:

We have audited the accompanying consolidated balance sheets of BLUEGILL TECHNOLOGIES, INC. (a Delaware corporation) AND SUBSIDIARIES as of December 31, 1998 and 1999, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BlueGill Technologies, Inc. and subsidiaries as of December 31, 1998 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.


/s/Arthur Andersen LLP

Ann Arbor, Michigan,
     February 28, 2000.

                           BLUEGILL TECHNOLOGIES, INC.
                           ---------------------------


                           CONSOLIDATED BALANCE SHEETS
                           ---------------------------



                                                                              December 31,      December 31,
                                     ASSETS                                       1998              1999
                                     ------                                   ------------      ------------
CURRENT ASSETS:
     Cash and cash equivalents                                                $  4,111,200      $ 17,039,531
     Accounts receivable, net of allowance for doubtful accounts of
          $0 and $344,248 as of December 31, 1998 and 1999, respectively           484,235         1,804,302
     Prepaid expenses and other                                                     23,777           147,688
                                                                              ------------      ------------
               Total current assets                                              4,619,212        18,991,521

PROPERTY AND EQUIPMENT, at cost:
     Computer equipment                                                            260,423         1,020,211
     Office furniture and equipment                                                 29,630           244,132
     Vehicles and other                                                             19,080           267,884
                                                                              ------------      ------------
                                                                                   309,133         1,532,227
     Less- Accumulated depreciation                                                 64,392           267,274
                                                                              ------------      ------------
               Net property and equipment                                          244,741         1,264,953
                                                                              ------------      ------------
OTHER ASSETS                                                                         3,099             2,066
                                                                              ------------      ------------

               Total assets                                                   $  4,867,052      $ 20,258,540
                                                                              ============      ============
                     LIABILITIES AND STOCKHOLDERS' DEFICIT
                     -------------------------------------

CURRENT LIABILITIES:
     Line of credit                                                           $    189,569      $    555,856
     Accounts payable                                                              244,363         1,234,325
     Accrued compensation and payroll taxes                                         22,739           396,869
     Other accrued liabilities                                                      61,870           570,781
     Deferred revenue                                                               21,209           672,467
                                                                              ------------      ------------
               Total current liabilities                                           539,750         3,430,298
                                                                              ------------      ------------
COMMITMENTS AND CONTINGENCIES

REDEEMABLE PREFERRED STOCK:
     Series A, convertible preferred stock, 12,503,301 shares outstanding        6,468,387         6,468,387
     Series B, convertible preferred stock, 12,825,651 shares outstanding                -        19,495,000
                                                                              ------------      ------------
               Total redeemable preferred stock                                  6,468,387        25,963,387
                                                                              ------------      ------------

STOCKHOLDERS' DEFICIT:
     Common stock, $0.001 par value, 41,000,000 shares authorized,
          4,766,000 and 6,070,833 shares issued and outstanding at
          December 31, 1998 and 1999, respectively                                   4,766             6,071
     Additional paid-in capital                                                    974,252         1,698,465
     Deferred stock-based compensation                                             (16,002)         (634,094)
     Accumulated deficit                                                        (3,109,930)      (10,207,207)
     Accumulated other comprehensive income                                          5,829             1,620
                                                                              ------------      ------------
               Total stockholders' deficit                                      (2,141,085)       (9,135,145)
                                                                              ------------      ------------

               Total liabilities and stockholders' deficit                    $  4,867,052      $ 20,258,540
                                                                              ============      ============

              The accompanying notes are an integral part of these
                          consolidated balance sheets.

                           BLUEGILL TECHNOLOGIES, INC.
                           ---------------------------


                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                   Years Ended December 31,
                                                       ------------------------------------------------
                                                           1997              1998             1999
                                                       ------------      ------------      ------------
REVENUES                                               $    422,500      $  1,474,678      $  5,396,967

COST OF REVENUES                                             74,000           218,095           533,965
                                                       ------------      ------------      ------------
              Gross profit                                  348,500         1,256,583         4,863,002
                                                       ------------      ------------      ------------
OPERATING EXPENSES:
     Research and development                               479,938           894,944         2,123,192
     Selling, general and administrative                    845,198         2,416,938        10,290,279
                                                       ------------      ------------      ------------
              Total operating expenses                    1,325,136         3,311,882        12,413,471
                                                       ------------      ------------      ------------

              Loss from operations                         (976,636)       (2,055,299)       (7,550,469)

INTEREST INCOME                                              11,471           148,167           482,650

INTEREST EXPENSE                                            (22,177)          (36,295)          (29,458)
                                                       ------------      ------------      ------------

              Loss before benefit for income taxes         (987,342)       (1,943,427)       (7,097,277)

BENEFIT FOR INCOME TAXES                                          -                 -                 -
                                                       ------------      ------------      ------------

NET LOSS                                               $   (987,342)     $ (1,943,427)     $ (7,097,277)
                                                       ============      ============      ============

BASIC AND DILUTED NET LOSS PER SHARE                   $      (0.22)     $      (0.41)     $      (1.43)
                                                       ============      ============      ============

WEIGHTED AVERAGE COMMON SHARES                            4,530,340         4,766,000         4,969,736
                                                       ============      ============      ============


  The accompanying notes are an integral part of these consolidated statements.

                           BLUEGILL TECHNOLOGIES, INC.
                           ---------------------------
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)



                                                                                      Common Stock                 Additional
                                                                             -- ---------------------------         Paid-In
                                                                                 Shares           Amount            Capital
                                                                             ------------      ------------      ------------

BALANCE - DECEMBER 31, 1996                                                     3,900,000      $      3,900      $    398,400

     Issuance of common stock for cash                                            866,000               866           323,884

     Compensation expense on stock option grants                                        -                 -           168,300

     Proceeds from issuance of common stock warrants                                    -                 -            18,768

     Net loss                                                                           -                 -                 -

     Foreign currency translation adjustment                                            -                 -                 -
                                                                             ------------      ------------      ------------
     Comprehensive loss

BALANCE - DECEMBER 31, 1997                                                     4,766,000             4,766           909,352

     Issuance of common stock for cash                                            823,000               823           492,977

     Issuance of redeemable preferred stock in exchange for common stock         (823,000)             (823)         (492,977)

     Compensation related to stock option grants                                        -                 -            64,900

     Net loss                                                                           -                 -                 -

     Foreign currency translation adjustment                                            -                 -                 -
                                                                             ------------      ------------      ------------
     Comprehensive loss

BALANCE - DECEMBER 31, 1998                                                     4,766,000             4,766           974,252

     Issuance of common stock upon exercise of stock options                    1,304,833             1,305            21,926

     Compensation related to stock option grants                                        -                 -           702,287

     Amortization of deferred stock compensation                                        -                 -                 -

     Net loss                                                                           -                 -                 -

     Foreign currency translation adjustment                                            -                 -                 -
                                                                             ------------      ------------      ------------
     Comprehensive loss

BALANCE - DECEMBER 31, 1999                                                     6,070,833      $      6,071      $  1,698,465
                                                                             ============      ============      ============



                                                                                                                 Accumulated
                                                                              Deferred                             Other
                                                                            Stock-based       Accumulated      Comprehensive
                                                                            Compensation        Deficit            Income
                                                                            ------------      ------------      ------------

BALANCE - DECEMBER 31, 1996                                                      $     -      $   (179,161)     $         42

     Issuance of common stock for cash                                                 -                 -                 -

     Compensation expense on stock option grants                                       -                 -                 -

     Proceeds from issuance of common stock warrants                                   -                 -                 -

     Net loss                                                                          -          (987,342)                -

     Foreign currency translation adjustment                                           -                 -               313
                                                                            ------------      ------------      ------------
     Comprehensive loss

BALANCE - DECEMBER 31, 1997                                                            -        (1,166,503)              355

     Issuance of common stock for cash                                                 -                 -                 -

     Issuance of redeemable preferred stock in exchange for common stock               -                 -                 -

     Compensation related to stock option grants                                 (16,002)                -                 -

     Net loss                                                                          -        (1,943,427)                -

     Foreign currency translation adjustment                                           -                 -             5,474
                                                                            ------------      ------------      ------------
     Comprehensive loss

BALANCE - DECEMBER 31, 1998                                                      (16,002)       (3,109,930)            5,829

     Issuance of common stock upon exercise of stock options                           -                 -                 -

     Compensation related to stock option grants                                (702,287)                -                 -

     Amortization of deferred stock compensation                                  84,195                 -                 -

     Net loss                                                                          -        (7,097,277)                -

     Foreign currency translation adjustment                                           -                 -            (4,209)
                                                                            ------------      ------------      ------------
     Comprehensive loss

BALANCE - DECEMBER 31, 1999                                                 $   (634,094)     $(10,207,207)     $      1,620
                                                                            ============      ============      ============



                                                                               Total
                                                                             Stockholders'
                                                                               Equity        Comprehensive
                                                                              (Deficit)           Loss
                                                                            ------------      ------------

BALANCE - DECEMBER 31, 1996                                                 $    223,181

     Issuance of common stock for cash                                           324,750

     Compensation expense on stock option grants                                 168,300

     Proceeds from issuance of common stock warrants                              18,768

     Net loss                                                                   (987,342)     $   (987,342)

     Foreign currency translation adjustment                                         313               313
                                                                            ------------      ------------
     Comprehensive loss                                                                       $   (987,029)
                                                                                              ============
BALANCE - DECEMBER 31, 1997                                                     (252,030)

     Issuance of common stock for cash                                           493,800

     Issuance of redeemable preferred stock in exchange for common stock        (493,800)

     Compensation related to stock option grants                                  48,898

     Net loss                                                                 (1,943,427)     $ (1,943,427)

     Foreign currency translation adjustment                                       5,474             5,474
                                                                            ------------      ------------
     Comprehensive loss                                                                       $ (1,937,953)
                                                                                              ============
BALANCE - DECEMBER 31, 1998                                                   (2,141,085)

     Issuance of common stock upon exercise of stock options                      23,231

     Compensation related to stock option grants                                       -

     Amortization of deferred stock compensation                                  84,195

     Net loss                                                                 (7,097,277)       (7,097,277)

     Foreign currency translation adjustment                                      (4,209)           (4,209)
                                                                            ------------      ------------
     Comprehensive loss                                                                       $ (7,101,486)
                                                                                              ============
BALANCE - DECEMBER 31, 1999                                                 $ (9,135,145)
                                                                            ============




  The accompanying notes are an integral part of these consolidated statements.

                           BLUEGILL TECHNOLOGIES, INC.
                           ---------------------------

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      -------------------------------------


                                                                                   Years Ended December 31,
                                                                        ------------------------------------------------
                                                                            1997              1998              1999
                                                                        ------------      ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                           $   (987,342)     $ (1,943,427)     $ (7,097,277)
     Adjustments to reconcile net loss to
         net cash used in operating activities-
             Depreciation and amortization                                    18,711            47,128           202,301
             Provision for losses on accounts receivable                           -                 -           344,248
             Compensation expense on stock options                           168,300            48,898            84,195
             Amortization of discount on note payable                          4,277            14,491                 -
             Interest expense on converted note payable                       17,737                 -                 -
             Increase (decrease) in cash resulting from changes in-
                Accounts receivable                                         (256,000)         (228,235)       (1,664,315)
                Prepaid expenses and other                                         -           (23,777)         (123,911)
                Other assets                                                  (5,635)                -                 -
                Accounts payable                                              32,236           143,684           989,962
                Accrued compensation and payroll taxes                        12,188            (9,184)          374,130
                Other accrued liabilities                                     61,242            57,238           508,911
                Deferred revenue                                                   -            21,209           651,258
                                                                        ------------      ------------      ------------
                 Net cash used in operating activities                      (934,286)       (1,871,975)       (5,730,498)
                                                                        ------------      ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES -
     Purchase of property and equipment                                      (44,045)         (239,634)       (1,221,480)
                                                                        ------------      ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from issuance of convertible preferred stock                         -         5,435,045        19,495,000
     Proceeds from issuance of common stock                                  324,750           493,800            23,231
     Borrowings under note payable and line of credit                        500,000           189,569           366,287
                                                                        ------------      ------------      ------------
                 Net cash provided by financing activities                   824,750         6,118,414        19,884,518
                                                                        ------------      ------------      ------------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                                          601             5,867            (4,209)
                                                                        ------------      ------------      ------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                            (152,980)        4,012,672        12,928,331

CASH AND CASH EQUIVALENTS:
     Beginning of period                                                     251,508            98,528         4,111,200
                                                                        ------------      ------------      ------------

     End of period                                                      $     98,528      $  4,111,200      $ 17,039,531
                                                                        ============      ============      ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid for interest                                              $        163      $      1,042      $     29,458
                                                                        ============      ============      ============


  The accompanying notes are an integral part of these consolidated statements.

                           BLUEGILL TECHNOLOGIES, INC.


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)    DESCRIPTION OF BUSINESS

           BlueGill Technologies, Inc. ("BlueGill") and its wholly-owned subsidiaries (collectively, the "Company") develop, market and support electronic document transmission software technology. In addition, the Company provides consulting, training and maintenance services to customers.

           The Company is in the early phases of implementing its operating strategy. The Company's future success is subject to several technical and business risks including customer acceptance, availability and retention of key employees, competition and technological changes. Since inception, the Company's revenues have been derived from a limited number of customers located primarily in the United States.

           In December 1999, the Company signed an Agreement and Plan of Merger with CheckFree Acquisition Corporation III, a publicly held Delaware corporation and a wholly-owned subsidiary of CheckFree Holdings Corporation (the "Parent"). The merger agreement provides for all of the outstanding capital shares of BlueGill Technologies, Inc. to be exchanged for approximately 3,205,000 shares of the Parent's common stock, subject to adjustment, depending on the average trading price of Parent's common stock and the diluted number of shares of BlueGill common stock outstanding.

(2)    SIGNIFICANT ACCOUNTING POLICIES

           Principles of Consolidation
           ---------------------------

              The accompanying consolidated financial statements include the accounts of BlueGill and its wholly owned subsidiaries, BlueGill Technologies Corporation (an Ontario, Canada Corporation, "BlueGill Canada") and BlueGill Technologies International, Inc. (a Michigan corporation, "BlueGill International"). BlueGill Canada is a research and development center that conducts development activities solely for BlueGill. Prior to 1998, BlueGill owned a 49% interest in BlueGill Canada. In 1998, the Company purchased the remaining 51% interest in BlueGill Canada for $51. A minority stockholder of BlueGill held the 51% interest. BlueGill International engages in sales and marketing efforts in Europe and Asia. All significant intercompany balances and transactions have been eliminated in the consolidation.

           Foreign Currency Translation
           ----------------------------

              The assets and liabilities of BlueGill Canada and Bluegill
                 International are translated using exchange rates in effect at the balance sheet date. Revenues and expenses are translated at average exchange rates during the period. The resulting foreign currency translation adjustments are included in accumulated other comprehensive income in the accompanying consolidated financial statements.

           Revenue Recognition
           -------------------

              Revenue consists primarily of license fees for the Company's software products. Revenue is recognized only when a customer contract is fully executed, the software is delivered and no significant remaining obligations to the customer exist.

                           BLUEGILL TECHNOLOGIES, INC.


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


              Revenue related to advance payments received under software maintenance agreements is deferred and amortized over the terms of the respective agreements. Revenue from other services is recognized upon performance of the service.

           Research and Development
           ------------------------

              Research and development expenses include all payroll costs attributable to product development activities and an allocation of overhead expenses incurred by the Company.

           Product Development
           -------------------

              Under the criteria set forth in Statement of Financial Accounting
                 Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," capitalization of software development costs begins upon the establishment of technological feasibility of the product (defined as a working model). The ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross product revenue, estimated economic product lives and changes in software and hardware technology. Amounts that would have been capitalized under this Statement after consideration of the above factors were immaterial, and therefore no software development costs have been capitalized by the Company.

           Cash and Cash Equivalents
           -------------------------

              The Company considers highly liquid investments with a maturity of
                 90 days or less to be cash equivalents.

           Property and Equipment
           ----------------------

              Additions to property and equipment are recorded at cost.
                 Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets generally ranging from three to five years.

           Stock-Based Compensation
           ------------------------

              The Company accounts for stock-based compensation using the intrinsic value method prescribed under Accounting Principles Board Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees." Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company's common stock at the date of the grant over the amount the employee must pay to acquire the stock. As supplemental information, the Company has provided pro forma disclosure of the fair value at the date of grant of stock options granted during 1997, 1998 and 1999 in Note 7, in accordance with the requirements of Statement of Financial Accounting Standards No. 123 (SFAS 123), "Accounting for Stock-Based Compensation."

                           BLUEGILL TECHNOLOGIES, INC.


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


           Comprehensive Loss
           ------------------

              Comprehensive loss is the total of net loss and all other
                 non-owner changes in equity. The difference between net loss, as reported in the accompanying consolidated statements of operations, and comprehensive loss is the foreign currency translation adjustment for the period.

           Use of Estimates
           ----------------

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

           New Accounting Pronouncements
           -----------------------------

              In June 1998, the Financial Accounting Standards Board issued SFAS
                 No. 133, "Accounting for Derivative Instruments and Hedging Activities", which establishes accounting and reporting standards for derivative instruments. The Company has not yet quantified the impact of this statement on the Company's financial statements.

              In December 1999, the Securities and Exchange Commission issued
                 Staff Accounting Bulletin No. 101, "Revenue Recognition", which provides guidance on when revenue should be recognized. This bulletin did not have a material impact on the accompanying financial statements.

           Reclassifications
           -----------------

              Certain amounts from the 1997 and 1998 financial statements have been reclassified to conform with the 1999 presentation.

(3)    LINE OF CREDIT

           In 1998, the Company entered into a line-of-credit agreement with a bank whereby the Company may borrow up to $750,000. Outstanding borrowings bear interest at the bank's prime rate plus 0.25% (effective rate of 8% and 8.75% as of December 31, 1998 and 1999, respectively) which is payable monthly. Outstanding borrowings are collateralized by substantially all assets of the Company. The agreement expires on April 29, 2002.

                           BLUEGILL TECHNOLOGIES, INC.


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(4)    OTHER ACCRUED LIABILITIES

           Other accrued liabilities consist of the following:


                                                                     Year Ended December 31,
                                                                      ---------------------
                                                                        1998         1999
                                                                      --------     --------


                 Accrued Royalties                                    $ 34,000     $ 62,300
                 Accrued Professional fees                                   -      221,252
                 Other                                                  27,870      287,229
                                                                      --------     --------
                   Total                                              $ 61,870     $570,781
                                                                      ========     ========

(5)    INCOME TAXES

           The components of the benefit for income taxes are as follows:


                                                             Year Ended December 31,
                                                   ---------------------------------------------
                                                       1997            1998             1999
                                                   -----------      -----------      -----------
                 Tax benefit                       $  (334,000)     $  (656,000)     $(2,419,000)
                 Change in valuation Allowance         334,000          656,000        2,419,000
                                                   -----------      -----------      -----------
                   Total benefit                   $         -      $         -      $         -
                                                   ===========      ===========      ===========

           The effective tax rate of zero differs from the Federal statutory rate primarily due to providing a valuation allowance on future tax benefits.

           At December 31, 1998 and December 31, 1999, the Company had pre-tax net operating loss carryforwards of approximately $3,100,000 and $10,133,000, respectively, available for tax reporting purposes which may be used to offset future taxable income. The loss carryforwards expire between 2012 and 2019. The Company's ability to utilize these loss carryforwards may be limited under Section 382 of the Internal Revenue Code. Due to the losses incurred since inception, the deferred income tax asset is fully reserved by a valuation allowance.

                           BLUEGILL TECHNOLOGIES, INC.


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


           As of December 31, 1997, 1998 and 1999, the Company has a deferred income tax asset prior to the valuation allowance totaling $276,000, $1,054,000 and $3,445,000, respectively, consisting primarily of the tax benefit of net operating loss carryforwards.

(6)    STOCKHOLDERS' EQUITY AND REDEEMABLE PREFERRED STOCK

           In June 1998, the Company amended its Certificate of Incorporation in order to affect a 1000-to-1 common stock split and increased the authorized shares of common stock to 30,000,000 from 12,000,000 (post-split). All information in the accompanying consolidated financial statements has been restated to reflect the stock split.

           Later in June 1998, the Company amended and restated its Certificate of Incorporation pursuant to which it authorized 12,500,000 shares of Series A convertible preferred stock.

           In December 1998, the Company amended its Certificate of
              Incorporation pursuant to which the Company increased the authorized shares of Series A convertible preferred stock to 13,250,000 shares from 12,500,000. At various times during the period from June 1, 1998 through December 31, 1998, the Company issued an aggregate of 12,503,301 shares of Series A convertible preferred stock at $0.5174 per share for cash and conversion of a note payable. Certain holders of common stock were permitted to exchange that stock for Series A convertible preferred stock.

           In June 1999, the Company amended and its Certificate of Incorporation pursuant to which the Company authorized 12,000,000 shares of Series B convertible preferred stock, authorized 12,000,000 shares of Series B-1 convertible preferred stock, reduced the number of authorized shares of Series A convertible preferred stock to 12,505,000 and increased the number of authorized shares of common stock to 40,000,000 from 30,000,000.

           In September 1999, the Company amended its Certificate of
              Incorporation pursuant to which the Company increased the number of authorized shares of Series B convertible preferred stock to 13,000,000 shares from 12,000,000 shares, Series B-1 convertible preferred stock to 13,000,000, from 12,000,000 and common stock to 41,000,000 from 40,000,000.

           At various times during the period from June 1, 1999 through September 30, 1999, the Company issued an aggregate of 12,825,651 shares of Series B convertible preferred stock at $1.52 per share.

           Common Stock
           ------------

              The Company and its founding stockholders (the "Founders") have entered into agreements generally providing the Company the right of first refusal to repurchase any shares of common stock offered for sale by the Founders or upon termination of a Founder's employment with the Company.

              The holder of each outstanding share of common stock is entitled to one voting right per share.

                           BLUEGILL TECHNOLOGIES, INC.


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


           Common Stock Warrants
           ---------------------

              In June 1997, the Company received $500,000 from the issuance of convertible notes with detachable warrants to purchase 300,000 shares of common stock at $0.375 per share. Accordingly, the proceeds were allocated to the note and warrants based on their relative fair values. The fair value of the warrants was estimated using the Black-Scholes valuation model using the following assumptions: estimated volatility of 0.70, risk-free interest rate of 6.5%, no dividend yield and an expected life of the warrants of three years. Based on the resulting fair value of the warrants and their fair value relative to that of the note, $18,768 of the proceeds was recorded for the warrants as additional paid-in capital in the accompanying consolidated balance sheets.

              The balance of the proceeds of $481,232 was recorded as the initial carrying value of the note. The resulting discount on the note was being amortized using the effective interest method through December 31, 1998. However, in June 1998 the note and accrued interest converted into 1,042,794 shares of Series A preferred stock. Concurrently, the unamortized discount on the note of $8,769 was expensed. Total amortization expense was $4,277 in 1997 and $14,491 in 1998 which is included in interest expense in the accompanying consolidated statements of operations. The note bore interest at a stated rate of 15% and the effective interest rate was 18.19%.

              The common stock warrants are exercisable at any time through the earlier of July 24, 2002, or consummation of an initial public offering. As of December 31, 1999, the warrants had not been exercised.

           Preferred Stock
           ---------------

              The holders of Series A, Series B and Series B-1 convertible preferred stock have certain rights, privileges and preferences which include the following:

              Dividends
              ---------

                 The holders are entitled to receive dividends before any
                    dividend is declared or paid on shares of common stock. Such dividends are payable only when declared by the Board of Directors and are noncumulative. After payment of the preferential dividends, no dividends are paid to common stockholders unless an equivalent dividend is made on the preferred stock.

              Conversion
              ----------

                 At the holder's option, each share of preferred stock is
                    convertible into shares of common stock. Each series of preferred stock is automatically converted into common stock upon a public offering of common stock of a certain size and a specified percentage vote of holders of that series. The preferred stock has antidilution protection for issuances below the specified conversion prices, as defined, which is initially equal to $0.5174 per share for the Series A preferred stock and $1.52 for the Series B preferred stock.

                           BLUEGILL TECHNOLOGIES, INC.


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


              Voting Rights
              -------------

                 Except with respect to the election of the directors, the
                    holders of preferred stock (voting on an as-converted basis) vote with the holders of common stock. Certain actions require separate approvals by the holders of each series of preferred stock, each voting separately as a class.

              Redemption Rights
              -----------------

                 The holders of at least 75% of the outstanding shares of the
                    Series A convertible preferred stock and the holders of 75% of the outstanding Series B convertible preferred stock may each require the Company to repurchase such shares of that series at any time after June 15, 2003. The redemption prices for the Series A preferred stock and Series B preferred stock are equal to $0.5174 and $1.52 per share, respectively.

              Liquidation Preference
              ----------------------

                 In the event of any liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, the holder of each share of Series A convertible preferred stock and each share of Series B convertible preferred stock are entitled to receive, prior to and in preference to any distributions to the holders of common stock, an amount equal to $0.5174 and $1.52 per share, respectively. The liquidation preference of a particular series will not be applicable if the Series A preferred stock will receive more than $2.33 per share and the Series B preferred stock will receive more than $3.04 per share.

              Registration Rights
              -------------------

                 The holders of Series A and Series B convertible preferred stock have demand "piggyback" registration rights.

(7)    STOCK OPTION PLANS

           1997 Stock Option Plan
           ----------------------

              In April 1997, the Company established a stock option plan (the
                 "1997 Plan") to increase its ability to attract and retain key employees, consultants and directors. Options granted are nonqualified stock options, which may be granted at less than the fair market value of the common stock on the date of grant. All options are granted at the discretion of the Board of Directors. The maximum number of shares that may be granted under the 1997 Plan is 3,200,000, except that upon establishment of the 1998 Stock Option Plan (see below), the remaining 525,000 ungranted options under the 1997 Plan can no longer be granted. Options granted generally become exercisable over a period of two years from the date of grant except that 450,000 options granted vested immediately. Outstanding options expire ten years after the date of grant.

                           BLUEGILL TECHNOLOGIES, INC.


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


              In June 1998, the Company cancelled and re-granted 1,125,000 options for which the exercise price of the options being cancelled were significantly in excess of the estimated fair value of the underlying common stock. The replacement options were granted with an exercise price equal to the estimated fair value of the underlying common stock.

              In June 1998, the Company also extended the vesting period for
                 1,100,000 options that were fully vested with an exercise price of $0.001 per share. Under the new vesting schedule, one-third of the options vested immediately, one-third vested on September 30, 1998, and one-third will vest on June 30, 2000. The Company accounted for this event as a cancellation and re-grant of these options. The Company recorded deferred compensation expense totaling $64,900 for the difference between the exercise price and the estimated fair value of the underlying common stock which is being amortized over the revised vesting period. As a result, the Company recorded compensation expense of approximately $48,898 in 1998 and $10,669 in 1999 related to these options.

           1998 Stock Option Plan
           ----------------------

              In June 1998, the Company established a stock option plan (the
                 "1998 Plan") to increase its ability to attract and retain key employees, consultants and directors. Options granted may be either incentive stock options, which are granted at not less than the fair market value of the common stock on the date of grant (as determined under the plan), or nonqualified stock options, which may be granted at less than the fair market value of the common stock on the date of grant. All options are granted at the discretion of the Board of Directors. The maximum number of shares that may be granted under the 1998 Plan is 6,000,000. Options granted generally become exercisable over a period of five years from the date of grant except that 200,000 options granted vest over two years and 650,000 options granted vest over four years. Outstanding options expire ten years after the date of grant.

                           BLUEGILL TECHNOLOGIES, INC.


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


              Other information concerning all stock options is as follows:



                                                                   Weighted
                                                       Price       Average
                                     Number of          per        Exercise  Expiration
                                      Shares           Share        Price      Date
                                     ---------      -----------     ------   ---------

Plan Inception - April 1997                  -                -          -          -

     Options granted                 2,450,000      $0.001-0.06     $ 0.02  2007-2008
     Options exercised                       -
     Options cancelled                       -
                                     ---------
Outstanding - December 31, 1997      2,450,000      $0.001-0.06     $ 0.02

     Options granted                 4,787,000      $0.001-0.06     $ 0.04  2007-2008
     Options exercised                       -
     Options cancelled              (2,265,000)     $0.001-0.06     $ 0.16
                                     ---------
Outstanding - December 31, 1998      4,972,000      $0.001-0.06     $ 0.04  2007-2008

     Options granted                 1,906,500      $0.06-0.56      $ 0.24     2009
     Options exercised              (1,186,834)     $0.06           $ 0.014
     Options cancelled                (578,500)     $0.001-0.32     $ 0.05
                                     ---------

Outstanding - December 31, 1999      5,113,166                      $ 0.12  2007-2009
                                     =========

Exercisable - December 31, 1999      1,946,041
                                     =========


           Stock-Based Compensation
           ------------------------

              Using the intrinsic value method under APB 25, compensation related to stock options granted to employees with exercise prices at less than the deemed fair value for financial reporting purposes totaled $112,200, $64,900 and $344,612 in 1997, 1998 and 1999, respectively. Compensation expense recognized on these stock options totaled $112,200, $48,898 and $7,952 in 1997, 1998 and 1999, respectively, and is included in selling, general and administrative expenses in the accompanying consolidated statements of operations. The unamortized balance of compensation related to these stock options totaling $16,002 and $341,993 at December 31, 1998 and 1999, respectively, is included as a separate component of stockholders' equity in the accompanying consolidated balance sheets.

                           BLUEGILL TECHNOLOGIES, INC.


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


              The Company accounts for stock options granted to non-employees under SFAS No. 123 and Emerging Issues Task Force ("EITF") No. 96-18. In January 1999, the Company granted 50,000 options to an outside consultant in exchange for services to be rendered over a five-year period. The options are exercisable at $0.06 per share and vest 20% on March 31, 1999, 20% on April 26, 2000 and 5% each quarter thereafter. The Company initially measured the estimated fair value of these options at the grant date using the Black-Scholes valuation model with the following assumptions--risk-free interest rate of 5.25%, estimated volatility of 0.89, no dividend yield and an expected life of five years. Under SFAS No. 123 and EITF 96-18, the Company accounts for these options as a variable award and re-measures the estimated fair value of these stock options at each balance sheet date. Accordingly, compensation expense is adjusted at each balance sheet date for any change in the estimated fair value of the stock options. At December 31, 1999, compensation related to this stock option grant totaled $357,675. Compensation expense recognized on these stock options totaled $65,574 in 1999 and is included in selling, general and administrative expenses in the accompanying consolidated statements of operations. The unamortized balance of compensation related to these stock options totaling $292,101 at December 31, 1999, is included as a separate component of stockholders' equity in the accompanying consolidated balance sheets. The estimated fair value of these options at the date of grant was $0.04 per share.

              In June 1997, the Company granted an aggregate of 150,000 stock options to two outside consultants in exchange for past services rendered and for services to be rendered through September 1997. The options are exercisable at $0.001 per share and vested immediately upon issuance. The Company initially measured the estimated fair value of these options at the grant date using the Black-Scholes valuation model with the following assumptions--risk-free interest rate of 6.52%, estimated volatility of 0.70, no dividend yield and an expected life of three years. Under SFAS No. 123 and EITF 96-18, the Company accounted for these options as a variable award and re-measured the estimated fair value of these stock options upon completion of the services in September 1997. Compensation expense recognized on these stock options totaled $56,100 in 1997 and is included in selling, general and administrative expenses in the accompanying consolidated statements of operations. The estimated fair value of these options at the date of grant was $0.374 per share.

              Had compensation expense for all stock option grants been
                 determined based on the fair value at the date of grant consistent with SFAS 123, the reported net loss would have increased by $122, $7,378 and $35,454 in 1997, 1998 and 1999,
                 respectively. The reported net loss per share would not have changed in 1998 but would have increased to $(1.44) in 1999. This pro forma compensation expense may not be representative of that to be expected in future years.

              The pro forma fair value of options was estimated at the date of grant using the minimum value option valuation method under SFAS 123 with the following assumptions: Weighted average risk-free interest rate of 5.12%; dividend yield of 0%; and expected life of options of five years. Option valuation models require the input of highly subjective assumptions. Because changes in subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing model does not necessarily provide a reliable single measure of the fair value of the Company's stock options.

                           BLUEGILL TECHNOLOGIES, INC.


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(8)    RELATED PARTY TRANSACTIONS

           The holder of the note payable, who subsequently became a stockholder of the Company in 1998, provided consulting services to the Company in 1998. Payments for these consulting services totaled approximately $35,000 in 1998.

(9)    COMMITMENTS

           The Company leases its office space under operating lease agreements, which expire at various dates through July 2001. Total rent expense was approximately $12,000, $33,000 and $423,000 in 1997, 1998 and 1999, respectively. Minimum future rental payments under noncancellable operating lease agreements as of December 31, 1999, are as follows:

                              2000                           $   436,786
                              2001                               442,198
                              2002                               430,466
                              2003                               431,664
                              Thereafter                         107,916
                                                             -----------
                                                             $ 1,849,030
                                                             ===========

INDEPENDENT AUDITORS' REPORT


MSFDC, L.L.C.
Redmond, Washington

We have audited the accompanying consolidated balance sheets of MSFDC, L.L.C. and subsidiaries, a development stage company (the Company), as of July 2, 1999, and July 3, 1998, and the related consolidated statements of operations, members' capital deficiency, and cash flows for the year ended July 2, 1999, and the periods from June 18, 1997 (inception) to July 3, 1998, and from June 18, 1997 (inception) to July 2, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of July 2, 1999, and July 3, 1998, and the results of its operations and its cash flows for the year ended July 2, 1999, and for the periods from June 18, 1997 (inception) to July 3, 1998, and from June 18, 1997 (inception) to July 2, 1999, in conformity with generally accepted accounting principles.


/s/ Deloitte & Touch LLP



DELOITTE & TOUCHE LLP

Seattle, Washington
October 22, 1999 (February 15, 2000, as to Note 4)

MSFDC, L.L.C. AND SUBSIDIARIES
------------------------------
(a development stage company)

CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------


                                                                December 31,       July 2,           July 3,
ASSETS                                                             1999             1999              1998
------                                                             ----             ----              ----
                                                               (unaudited)

CASH AND CASH EQUIVALENTS                                     $ 19,837,565      $ 51,113,749      $          -

PROPERTY AND EQUIPMENT:
      Equipment                                                  4,679,620         3,924,418         2,004,261
      Accumulated depreciation                                  (3,234,582)       (2,213,876)         (343,409)
                                                              ------------      ------------      ------------

                        Total property and equipment             1,445,038         1,710,542         1,660,852

CAPITALIZED SOFTWARE                                             9,438,708
                                                              ------------      ------------      ------------

TOTAL                                                         $ 30,721,311      $ 52,824,291      $  1,660,852
                                                              ============      ============      ============

LIABILITIES AND MEMBERS'
    CAPITAL DEFICIENCY
    ------------------

LIABILITIES:
      Checks drawn in excess of bank balances                 $          -      $          -      $     57,830
      Accounts payable (See Note 3)                             12,180,931        16,289,271         6,095,216
      Accrued liabilities                                        1,246,504           592,192           361,261
      Unearned revenue                                             250,000
                                                              ------------      ------------      ------------

                                                                13,677,435        16,881,463         6,514,307

MINORITY INTEREST                                               43,060,952        45,936,458

MEMBERS' CAPITAL DEFICIENCY:
      Membership interest - MS member                          (13,008,538)       (4,996,815)       (2,426,694)
      Membership interest - FDC member                         (13,008,538)       (4,996,815)       (2,426,761)
                                                              ------------      ------------      ------------

                        Total members' capital deficiency      (26,017,076)       (9,993,630)       (4,853,455)
                                                              ------------      ------------      ------------

TOTAL                                                         $ 30,721,311      $ 52,824,291      $  1,660,852
                                                              ============      ============      ============


See notes to consolidated financial statements.

MSFDC, L.L.C. AND SUBSIDIARIES
------------------------------
(a development stage company)

CONSOLIDATED STATEMENTS OF OPERATIONS
-------------------------------------------------------------------------------


                                                                                                                Six months
                                                                                                                  ended
                                                          Year ended       Inception to      Inception to      December 31,
                                                         July 2, 1999      July 3, 1998      July 2, 1999          1999
                                                         ------------      ------------      ------------      ------------
                                                                                                                 (unaudited)

REVENUES                                                 $          -      $          -      $          -      $      3,060

OPERATING EXPENSES:
      Product development (See Note 3)                     26,559,520        10,032,522        36,592,042         1,520,976
      Selling, general, and administrative (See Note 3)    18,637,762         5,839,118        24,476,880        18,292,485
                                                         ------------      ------------      ------------      ------------

                        Total operating expenses           45,197,282        15,871,640        61,068,922        19,813,461

OTHER EXPENSE                                                (463,632)          (18,118)         (481,750)         (911,449)
                                                         ------------      ------------      ------------      ------------

                        Loss before minority interest      44,733,650        15,853,522        60,587,172        18,898,952

MINORITY INTEREST                                          (2,063,542)                         (2,063,542)       (2,875,506)
                                                         ------------      ------------      ------------      ------------

NET LOSS                                                 $ 42,670,108      $ 15,853,522      $ 58,523,630      $ 16,023,446
                                                         ============      ============      ============      ============



                                                          Six months
                                                            ended          Inception to
                                                         December 31,      December 31,
                                                             1998              1999
                                                         ------------      ------------
                                                          (unaudited)       (unaudited)
REVENUES                                                 $          -      $      3,060

OPERATING EXPENSES:
      Product development (See Note 3)                     11,901,143        38,113,018
      Selling, general, and administrative (See Note 3)     7,282,878        42,769,365
                                                         ------------      ------------

                        Total operating expenses           19,184,021        80,882,383

OTHER EXPENSE                                                 (22,832)       (1,393,199)
                                                         ------------      ------------

                        Loss before minority interest      19,161,189        79,486,124

MINORITY INTEREST                                                            (4,939,048)
                                                         ------------      ------------

NET LOSS                                                 $ 19,161,189      $ 74,547,076
                                                         ============      ============


See notes to consolidated financial statements.

MSFDC, L.L.C. AND SUBSIDIARIES
------------------------------
(a development stage company)

CONSOLIDATED STATEMENTS OF MEMBERS' CAPITAL DEFICIENCY
--------------------------------------------------------------------------------


                                            MS MEMBER         FDC MEMBER           TOTAL
                                           ------------      ------------      ------------
Capital contributions                      $  5,500,067      $  5,500,000      $ 11,000,067

Net loss                                     (7,926,761)       (7,926,761)      (15,853,522)
                                           ------------      ------------      ------------

Balance, July 3, 1998                        (2,426,694)       (2,426,761)       (4,853,455)

Capital contributions                        18,764,933        18,765,000        37,529,933

Net loss                                    (21,335,054)      (21,335,054)      (42,670,108)
                                           ------------      ------------      ------------

Balance, July 2, 1999                        (4,996,815)       (4,996,815)       (9,993,630)

Capital contributions (unaudited)

Net loss (unaudited)                         (8,011,723)       (8,011,723)      (16,023,446)
                                           ------------      ------------      ------------

Balance, December 31, 1999 (unaudited)     $(13,008,538)     $(13,008,538)     $(26,017,076)
                                           ============      ============      ============

INCEPTION TO JULY 2, 1999
-------------------------

Capital contributions                      $ 24,265,000      $ 24,265,000      $ 48,530,000

Net loss                                    (29,261,815)      (29,261,815)      (58,523,630)
                                           ------------      ------------      ------------

Balance, July 2, 1999                      $ (4,996,815)     $ (4,996,815)     $ (9,993,630)
                                           ============      ============      ============

INCEPTION TO DECEMBER 31, 1999
------------------------------

Capital contributions (unaudited)          $ 24,265,000      $ 24,265,000      $ 48,530,000

Net loss (unaudited)                        (37,273,538)      (37,273,538)      (74,547,076)
                                           ------------      ------------      ------------

Balance, December 31, 1999 (unaudited)     $(13,008,538)     $(13,008,538)     $(26,017,076)
                                           ============      ============      ============


See notes to consolidated financial statements.

MSFDC, L.L.C. AND SUBSIDIARIES
------------------------------
(a development stage company)

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                                                    Six months
                                                                                                                       ended
                                                                Year ended      Inception to       Inception to     December 31,
                                                               July 2, 1999     July 3, 1998       July 2, 1999        1999
                                                               ------------     ------------       ------------        ----
                                                                                                                    (unaudited)
OPERATING ACTIVITIES:
      Net loss                                                $(42,670,108)     $(15,853,522)     $(58,523,630)     $(16,023,446)
      Adjustments to reconcile net loss to net
                  cash used by operating activities:
            Depreciation                                         1,870,467           343,409         2,213,876         1,020,706
            Minority interest share of loss                     (2,063,542)                         (2,063,542)       (2,875,506)
            Cash provided (used) by changes in
                        operating assets and liabilities:
                  Checks drawn in excess of
                        bank balance                               (57,830)           57,830
                  Accounts payable and accrued
                        liabilities                             10,424,986         6,456,477        16,881,463        (3,454,028)
                  Unearned revenue                                                                                       250,000
                                                              ------------      ------------      ------------      ------------
      Net cash used by operating activities                    (32,496,027)       (8,995,806)      (41,491,833)      (21,082,274)

INVESTING ACTIVITIES:
      Acquisition of equipment                                  (1,920,157)       (2,004,261)       (3,924,418)         (755,202)
      Capitalized software                                                                                            (9,438,708)
                                                              ------------      ------------      ------------      ------------
     Net cash used by investing activities                      (1,920,157)       (2,004,261)       (3,924,418)      (10,193,910)

FINANCING ACTIVITIES:
      Member capital contributions                              37,529,933        11,000,067        48,530,000
      Capital contribution from minority interest               48,000,000                          48,000,000
                                                              ------------      ------------      ------------
      Net cash provided by financing activities                 85,529,933        11,000,067        96,530,000
                                                              ------------      ------------      ------------      ------------
NET INCREASE (DECREASE) IN CASH AND
      CASH EQUIVALENTS                                          51,113,749                          51,113,749       (31,276,184)

CASH AND CASH EQUIVALENTS:
      Beginning of period                                                                                             51,113,749
                                                              ------------      ------------      ------------      ------------
      End of period                                           $ 51,113,749      $          -      $ 51,113,749      $ 19,837,565
                                                              ============      ============      ============      ============

                                                               Six months         Inception
                                                                 ended               to
                                                               December 31,      December 31,
                                                                  1998              1999
                                                                  ----              ----
                                                               (unaudited)       (unaudited)
OPERATING ACTIVITIES:
      Net loss                                                $(19,161,189)     $(74,547,076)
      Adjustments to reconcile net loss to net
                  cash used by operating activities:
            Depreciation                                           785,507         3,234,582
            Minority interest share of loss                                       (4,939,048)
            Cash provided (used) by changes in
                        operating assets and liabilities:
                  Checks drawn in excess of
                        bank balance                               (57,830)
                  Accounts payable and accrued
                        liabilities                              3,065,303        13,427,435
                  Unearned revenue                                                   250,000
                                                              ------------      ------------
      Net cash used by operating activities                    (15,368,209)      (62,574,107)

INVESTING ACTIVITIES:
      Acquisition of equipment                                    (639,964)       (4,679,620)
      Capitalized software                                                        (9,438,708)
                                                              ------------      ------------
     Net cash used by investing activities                        (639,964)      (14,118,328)

FINANCING ACTIVITIES:
      Member capital contributions                              16,579,933        48,530,000
      Capital contribution from minority interest                                 48,000,000
                                                              ------------      ------------
      Net cash provided by financing activities                 16,579,933        96,530,000
                                                              ------------      ------------
NET INCREASE (DECREASE) IN CASH AND
      CASH EQUIVALENTS                                             571,760        19,837,565

CASH AND CASH EQUIVALENTS:
      Beginning of period
                                                              ------------      ------------
      End of period                                           $    571,760      $ 19,837,565
                                                              ============      ============

See notes to consolidated financial statements.

MSFDC, L.L.C. AND SUBSIDIARIES
------------------------------
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 1: ORGANIZATION AND DESCRIPTION OF BUSINESS

     DESCRIPTION OF BUSINESS: The purpose of the business is to provide electronic statement presentment and electronic remittance services to consumers and businesses using the Internet. The business has been in the development stage and commenced commercial operations in July 1999.

     ORGANIZATION: MSFDC, L.L.C. is a Delaware limited liability company and was formed pursuant to the Limited Liability Company Agreement of MSFDC, L.L.C. dated as of June 18, 1997 (inception) (the LLC Agreement). The members of MSFDC, L.L.C. are MS II, L.L.C., a Delaware limited liability company (the MS member), and First Data L.L.C., a Delaware limited liability company (the FDC member). The MS member is a wholly owned subsidiary of Microsoft Corporation (MS). The FDC member is a wholly owned subsidiary of First Data Corporation (FDC).

     In September 1998, MSFDC, L.L.C. entered into an arrangement whereby the electronic bill presentment and payment service business in the United States previously under development by MSFDC, L.L.C. was contributed to a newly formed entity, Newco L.L.C. (TransPoint). The members of TransPoint are MSFDC, L.L.C. and Citicorp Electronic Commerce Inc. (the Citicorp member). The Citicorp member of TransPoint is a wholly owned subsidiary of Citicorp. In connection with this new arrangement, two additional entities were formed: New MSFDC, L.L.C. (TransPoint Technologies and Services) and Jointco L.L.C. (TransPoint Accounting). The Citicorp member interest in TransPoint Technologies and Services and TransPoint is 25% and 5%, respectively, with MSFDC, L.L.C. holding the remaining interests. TransPoint Technologies and Services and TransPoint each hold 50% capital interests in TransPoint Accounting. These three new entities are collectively referred to as the TransPoint limited liability companies.

     The TransPoint limited liability companies collectively have rights to all future domestic revenues generated by the electronic bill presentment and payment service previously under development by MSFDC, L.L.C. The MS and FDC members have established a new limited partnership, MSFDC International L.P., to account for the future international revenues and related costs.

     CONTRIBUTIONS: Upon formation of MSFDC, L.L.C. in 1997, the MS member contributed $50,000 in cash. First Data Resources, Inc. contributed $40,000 in cash, and Integrated Payment Systems, Inc. contributed $10,000 as initial capital contributions. Immediately following the initial capital contribution, Integrated Payment Systems, Inc. transferred its membership interest to First Data Resources, Inc. These interests were then transferred to First Data L.L.C.

     In connection with the formation of the new TransPoint limited liability companies, Citicorp contributed $48,000,000 in cash as its initial contribution and MSFDC, L.L.C. contributed $37,529,933. MSFDC, L.L.C. and the Citicorp member also made nonmonetary contributions to the TransPoint limited liability companies with a stated value of $446,250,000 and $30,750,000, respectively. The MSFDC, L.L.C. nonmonetary contribution was in the form of software development, goodwill, and tangible and intangible assets. The Citicorp member nonmonetary contribution represented an option to obtain a license of software and intangible assets and no value has been ascribed to this contribution in the accompanying consolidated financial statements.

     LOSS AND CASH FLOW ALLOCATIONS: The allocation of profit and loss and cash flow of MSFDC, L.L.C. and the TransPoint limited liability companies is defined in the respective limited liability company agreements. These agreements generally result in a sharing of ongoing capital contribution requirements and profit and loss based on initial membership interests. Cash distributions are to be made annually in an amount equal to the assumed tax liability of the entities, or if greater, excess cash flow. For financial reporting purposes, losses from the TransPoint limited liability companies have been allocated to MSFDC, L.L.C. and the Citicorp member based on their respective capital account interests of 85% and 15%, respectively. Citicorp loss allocations commenced upon the date of their capital contribution in April 1999.

     UNAUDITED INTERIM FINANCIAL STATEMENTS: The interim financial information contained herein is unaudited but, in the opinion of management, reflects all adjustments which are necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods presented. All such adjustments are of a normal, recurring nature. Results of operations for interim periods presented herein are not necessarily indicative of results of operations for the entire year.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CONSOLIDATION: The financial statements include all majority and wholly owned subsidiaries (collectively, the Company). Intercompany balances and transactions have been eliminated in consolidation.

     MINORITY INTEREST: Citicorp's capital contributions and share of losses in the TransPoint limited liability companies has been recorded as a minority interest.

     USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and related disclosures. Actual results could differ from those estimates.

     PROPERTY AND EQUIPMENT: Property and equipment is carried at cost, less accumulated depreciation, and consists primarily of computers and related technical equipment. Depreciation is provided utilizing the straight-line method over the estimated useful lives of the assets, which range from one year to 3 years.

     The carrying value of equipment is reviewed periodically for impairment. If the carrying amount of the asset is not recoverable, the asset is considered to be impaired and the value is adjusted to the estimated fair value.

     INCOME TAXES: As a limited liability company, the Company is treated as a partnership for federal and state income tax purposes and its income or loss is taxable directly to its members. Accordingly, the accompanying financial statements do not include any income tax provisions.

     PRODUCT DEVELOPMENT: Product development costs, which include development costs for software to be used for internal use, are expensed as incurred.

     RECENT ACCOUNTING PRONOUNCEMENT: In March 1998, the American Institute of Certified Public Accountants (AICPA) issued Statement of Position (SOP) 98-1, Accounting for the Cost of Computer Software Developed or Obtained for Internal Use. SOP 98-1 requires capitalization and amortization of costs relating to internal-use software, and was adopted by the Company beginning July 3, 1999.

NOTE 3: RELATED PARTY TRANSACTIONS AND COMMITMENTS

     OPERATING COSTS AND REIMBURSEMENTS: The MS member and the FDC member provide certain operational services, some of which are reimbursed by the Company. Selling, general, and administrative expenses related to these services provided by the MS member and the FDC member for the year ended July 2, 1999, totaled $2,248,000 and $11,601,000, respectively, and
     $7,338,000 and $7,080,000, respectively, for the period from June 18, 1997 (inception) to July 3, 1998.

     Services related to selling, general, and administrative expenses for the six-month periods ended December 31, 1999 and 1998 (unaudited) totaled $10,461,000 and $895,000, respectively, for the MS member and $2,798,000 and $5,809,000, respectively, for the FDC member.

     RESEARCH AND DEVELOPMENT COSTS AND REIMBURSEMENTS: The MS member and the FDC member perform certain research and development activities, some of which are reimbursed by the Company. Research and development expenses related to these activities performed by the MS member and the FDC member for the year ended July 2, 1999, and the period from June 18, 1997 (inception) to July 3, 1998, totaled $18,886,000 and $4,279,000, respectively, and $6,502,000 and $3,155,000, respectively.

     Research and development costs for the six-month periods ended December 31, 1999 and 1998 (unaudited) totaled $10,522,000 and $-0-, respectively, for the MS member and $8,422,000 and $2,022,000, respectively, for the FDC member. Of research and development costs incurred during the six-month period ended December 31, 1999, $9,439,000 (unaudited) was capitalized under SOP 98-1 as software developed for internal use.

     ACCOUNTS PAYABLE: Accounts payable includes $11,722,000 and $4,407,000 to the MS member and the FDC member, respectively, as of July 2, 1999, and $2,569,000 and $2,582,000 to the MS member and the FDC member, respectively, as of July 3, 1998.

     Accounts payable as of December 31, 1999 (unaudited) includes $11,352,000 and $956,000 for the MS member and FDC member, respectively.

NOTE 4: SUBSEQUENT EVENT

On February 15, 2000, the Company entered into an agreement to be acquired. Under the terms of the agreement, the members have agreed to fund the Company with $100 million in cash before the closing of the transaction.

                         CHECKFREE HOLDINGS CORPORATION
              UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET
                          WITH BLUEGILL AND TRANSPOINT
                             AS OF DECEMBER 31, 1999
                                 (IN THOUSANDS)


                                                         HISTORICAL AMOUNTS
                                                  ----------------------------------  PRO FORMA
                                                  CHECKFREE    BLUEGILL   TRANSPOINT  ADJUSTMENTS           TOTAL
                                                  ---------    --------   ----------  -----------        ----------
Assets:
Current Assets:
   Cash and cash equivalents.................     $ 152,779   $  17,040   $ 19,837    $  100,000   (1)   $  289,656
   Investments...............................        17,015           -          -             -             17,015
   Accounts receivable, net..................        46,780       1,804          -             -             48,584
   Prepaid expenses and other assets.........        11,863         148          -             -             12,011
   Deferred income taxes.....................         8,324           -          -             -              8,324
                                                  ---------   ---------   --------    ----------         ----------
     Total current assets....................       236,761      18,992     19,837       100,000            375,590
Property and equipment, net..................        80,416       1,265      1,445             -             83,126
Capitalized software, net....................        21,584           -      9,439       202,061   (1)      221,184
                                                                                         (11,900)  (2)
Goodwill, net................................        30,559           -          -     1,059,312   (1)    1,089,871
Other intangible assets, net.................        12,795           -          -       576,800   (1)      589,595
Investments..................................        31,663           -          -             -             31,663
Deferred income taxes........................        31,095           -          -             -             31,095
Other noncurrent assets......................        12,855           2          -             -             12,857
                                                  ---------   ---------   --------    ----------         ----------
     Total assets............................     $ 457,728   $  20,259   $ 30,721    $1,926,273         $2,434,981
                                                  =========   =========   ========    ==========         ==========


Liabilities and Stockholders' Equity:
Current liabilities:
   Accounts payable..........................     $   8,679   $   1,234   $ 12,181    $        -         $   22,094
   Line of credit............................             -         556          -             -                556
   Accrued liabilities.......................        37,494         969      1,246         3,855   (1)       44,764
                                                                                           1,200   (3)
   Deferred income taxes.....................             -           -          -        88,341   (1)       88,341
   Current portion of long-term obligations..         5,069           -          -             -              5,069
   Deferred revenue..........................        25,840         672        250             -             26,762
                                                  ---------   ---------   --------    ----------         ----------
     Total current liabilities...............        77,082       3,431     13,677        93,396            187,586
Accrued rent and other.......................         4,862           -          -             -              4,862
Obligations under capital leases - less
  current portion............................           906           -          -             -                906
Convertible subordinated notes...............       172,500           -          -             -            172,500
Minority interest............................             -           -     43,061       (43,061)  (1)            -
Deferred income taxes........................             -           -          -       222,081   (1)      222,081
                                                  ---------   ---------   --------    ----------         ----------
     Total liabilities.......................       255,350       3,431     56,738       272,416            587,935

Redeemable preferred stock...................             -      25,963          -       (25,963)  (1)            -
Stockholders' equity:
   Common stock..............................           524           6          -           196   (1)          726
   Additional paid-in capital................       504,058       1,698          -     1,655,868   (1)    2,160,424
                                                                                          (1,200)  (3)
   Other.....................................          (299)       (632)         -           632   (1)         (299)
   Member's capital deficiency...............             -           -    (26,017)       26,017   (1)            -
   Accumulated deficit.......................      (301,905)    (10,207)         -        10,207   (1)     (313,805)
                                                                                         (11,900)  (2)
                                                  ---------   ---------   --------    ----------         ----------
     Total stockholders' equity..............       202,378      (9,135)   (26,017)    1,679,820          1,847,046
                                                  ---------   ---------   --------    ----------         ----------
       Total liabilities and stockholders'
         equity..............................     $ 457,728   $  20,259   $ 30,721    $1,926,273         $2,434,981
                                                  =========   =========   ========    ==========         ==========



See Notes to Unaudited Pro Forma Condensed Combining Financial Information

                         CHECKFREE HOLDINGS CORPORATION
         UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
                          WITH BLUEGILL AND TRANSPOINT
                        FOR THE YEAR ENDED JUNE 30, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                          HISTORICAL AMOUNTS
                                                 ------------------------------------   PRO FORMA
                                                  CHECKFREE    BLUEGILL    TRANSPOINT   ADJUSTMENTS         TOTAL
                                                 ----------   ---------    ---------     ---------        ---------

Revenues:

   Processing and servicing..................    $  201,059   $       -    $       -     $       -        $ 201,059
   License fees..............................        15,975       2,517            -             -           18,492
   Maintenance fees..........................        17,746          48            -             -           17,794
   Other.....................................        15,351         925            -             -           16,276
                                                 ----------   ---------    ---------     ---------        ---------
        Total revenues.......................       250,131       3,490            -             -          253,621

Expenses:
   Cost of processing, servicing and support.       146,704         969        3,062             -          150,735
   Research and development..................        21,085       1,457       26,560             -           49,102
   Sales and marketing.......................        32,354       2,318       11,302             -           45,974
   General and administrative................        31,466       2,045        2,404             -           35,915
   Depreciation and amortization.............        24,630         106        1,870       432,714  (4)     459,230
   In-process research and development.......         2,201           -            -             -            2,201
                                                 ----------   ---------    ---------     ---------        ---------
        Total expenses.......................       258,440       6,895       45,198       432,714          743,247

   Net gain on dispositions of assets........         4,576           -            -             -            4,576
                                                 ----------   ---------    ---------     ---------        ---------
Loss from operations.........................        (3,733)     (3,405)     (45,198)     (432,714)        (485,050)
Other:
   Minority interest.........................             -           -        2,064        (2,064) (5)           -
   Interest, net.............................         2,181         194          464             -            2,839
                                                 ----------   ---------    ---------     ---------        ---------

Loss before income taxes.....................        (1,552)     (3,211)     (42,670)     (434,778)        (482,211)
Income tax benefit...........................       (12,009)          -                    (88,341) (4)    (100,350)
                                                 ----------   ---------    ---------     ---------        ---------
Net income (loss)............................    $   10,457   $  (3,211)   $ (42,670)    $(346,437)       $(381,861)
                                                 ==========   =========    =========     =========        =========
Basic earnings (loss) per share:
   Net income (loss) per common share........    $     0.20                                               $   (5.26)
                                                 ==========                                               =========
   Equivalent number of shares...............        52,444                                 20,205  (1)      72,649
                                                 ==========                              =========        =========

Diluted earnings (loss) per share:
   Net income (loss) per common share........    $     0.18                                               $   (5.26)
                                                 ==========                                               =========
   Equivalent number of shares...............        56,529                                 16,120  (6)      72,649
                                                 ==========                              =========        =========


See Notes to Unaudited Pro Forma Condensed Combining Financial Information

                         CHECKFREE HOLDINGS CORPORATION
        UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
                          WITH BLUEGILL AND TRANSPOINT
                   FOR THE SIX MONTHS ENDED DECEMBER 31, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                          HISTORICAL AMOUNTS
                                                 --------------------------------------  PRO FORMA
                                                  CHECKFREE    BLUEGILL    TRANSPOINT   ADJUSTMENTS           TOTAL
                                                 ------------ ----------- ------------ ---------------     -------------
Revenues:
   Processing and servicing..................    $  120,931   $       -    $      3    $           -       $  120,934
   License fees..............................         6,197       2,231           -                -            6,428
   Maintenance fees..........................         8,956         224           -                -            9,180
   Other.....................................         5,905         622           -                -            6,527
                                                 ------------ ----------- ------------ ---------------     -------------
        Total revenues.......................       141,989       3,077           3                -          145,069

Expenses:
   Cost of processing, servicing and support.        86,899         789       7,616                -           95,304
   Research and development..................        15,110       1,226       1,521                -           17,857
   Sales and marketing.......................        18,577       3,132       7,799                -           29,508
   General and administrative................        19,287       3,193       1,267                -           23,747
   Depreciation and amortization.............        14,756         147       1,610          193,857  (4)     210,370
   In-process research and development.......             -           -           -                -                -
                                                 ------------ ----------- ------------ ---------------     -------------
        Total expenses.......................       154,629       8,487      19,813          193,857          376,786

   Net gain on dispositions of assets                     -           -                            -                -
                                                 ------------ ----------- ------------ ---------------     -------------
Loss from operations                                (12,640)     (5,410)    (19,810)        (193,857)        (231,717)
Other:
   Minority interest.........................             -           -       2,876           (2,876) (5)           -
   Interest, net.............................           143         397         911                -            1,451
                                                 ------------ ----------- ------------ ---------------     -------------
Loss before income taxes.....................       (12,497)     (5,013)    (16,023)        (196,733)        (230,266)

Income tax benefit...........................        (4,592)          -           -          (35,170) (4)     (39,762)
                                                 ------------ ----------- ------------ ---------------     -------------
Net income (loss)............................    $   (7,905)  $  (5,013)   $(16,023)   $    (161,563)      $ (190,504)
                                                 ============ =========== ============ ===============     =============
Basic earnings (loss) per share:
   Net income (loss) per common share........    $    (0.15)                                               $    (2.64)
                                                 ============                                              =============
   Equivalent number of shares...............        52,023                                   20,205  (1)      72,228
                                                 ============                          ===============     =============
Diluted earnings (loss) per share:
   Net income (loss) per common share........    $    (0.15)                                               $    (2.64)
                                                 ============                                              =============
   Equivalent number of shares...............        52,023                                   20,205  (1)      72,228
                                                 ============                          ===============     =============

See Notes to Unaudited Pro Forma Condensed Combining Financial Information

                         CHECKFREE HOLDINGS CORPORATION
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION
                          WITH BLUEGILL AND TRANSPOINT

     1. Adjustment to reflect the issuance of CheckFree common stock, options and related direct acquisition expenses as the total purchase price for the net assets of BlueGill and TransPoint, and the elimination of BlueGill's redeemable preferred stock and stockholders' equity and the elimination of TransPoint's capitalized software costs, minority interest and member's capital deficiency. The fair market values of intangible assets are preliminary estimates based on independent appraisals and current facts and circumstances. The final value of intangible assets will change with any change in the final purchase price of either BlueGill or TransPoint or both and any resulting change could be material.

                                                                              (in thousands)


          Cash.............................................         $   100,000
          Capitalized software, net........................             202,061
          Goodwill, net....................................           1,059,312
          Other intangible assets, net.....................             576,800
          BlueGill redeemable preferred stock..............              25,963
          BlueGill common stock............................                   6
          BlueGill additional paid in capital..............               1,698
          TransPoint minority interest.....................              43,061
               CheckFree common stock......................                           $       202
               CheckFree additional paid in capital........                             1,657,566
               BlueGill accumulated deficit................                                10,207
               BlueGill other equity.......................                                   632
               TransPoint member's capital deficiency......                                26,017
               Current deferred income tax liability.......                                88,341
               Long-term deferred income tax liability.....                               222,081
               Accrued acquisition expenses................                                 3,855
                                                                    --------------    --------------

          Totals...........................................         $ 2,008,901        $2,008,901
                                                                    ==============    ==============

     The following chart indicates the components of the estimated purchase prices of the acquisitions inherent in the adjusting entry:

                                                                            (in thousands)
                                                            BLUEGILL          TRANSPOINT         COMBINED
                                                           ACQUISITION       ACQUISITION           TOTAL
                                                          --------------    ---------------    --------------

CheckFree common stock..........................          $   298,244        $1,350,083         $1,684,327
Issuance of CheckFree options...................                9,441                 -              9,441
TransPoint cash infusion........................                    -          (100,000)          (100,000)
Estimated direct acquisition costs..............                  530             3,325              3,855
                                                          --------------    ---------------    --------------

     Total estimated purchase price.............          $   308,215        $1,253,408         $1,561,623
                                                          ==============    ===============    ==============

     The combined estimated purchase price will be issued in exchange for the net assets of BlueGill and TransPoint on their respective closing dates.

     The purchase price of BlueGill reflects the assumed issuance of 3,205,128 shares of our common stock at $93.05 per share which is the average closing price of our stock for the three trading days preceding and the three trading days following the announcement of the acquisition. Under the terms of the merger agreement, we are also issuing an estimated 243,263 CheckFree options to replace unvested BlueGill options. The value of the assumed CheckFree option grant is based on a Black-Scholes valuation model assuming a $93.05 stock price, an average strike price of $2.18, an average life of 2.9 years, a risk-free interest rate of 6.47% and volatility of 70%. The option value will vary from this estimate based on option grants and cancellations, resulting changes in the average strike price, changes in the fair market value of our stock, and changes in the risk-free rate and volatility of our stock between the date of this information statement/prospectus and the closing of the merger.

     The purchase price of TransPoint reflects the assumed issuance of 17,000,000 shares of our common stock at $79.42 per share, which is the average end of day price of our stock for the three trading days preceding and the three days following the announcement of the acquisition. Under the terms of the merger and contribution agreement, TransPoint is to be funded with $100 million in cash immediately prior to the closing of the transaction.

     The following table provides the preliminary allocation of the purchase price inherent in the adjusting entry:

                                                                               (in thousands)
                                                               BLUEGILL          TRANSPOINT
                                                              ACQUISITION        ACQUISITION         COMBINED
                                                             --------------     --------------    ---------------

In process research and development................          $    11,900         $                $   11,900
                                                                                          -
Current technologies and products..................               14,600            185,000          199,600
                                                             --------------     --------------    ---------------
      Sub-total capitalized software, net..........               26,500            185,000          211,500

Goodwill, net......................................              253,309            806,003        1,059,312

Other intangible assets:
   Workforce in place..............................                2,600                  -            2,600
   Customer list...................................               10,200             25,000           35,200
   Tradename.......................................               14,800             29,000           43,800
   Strategic agreements............................                    -            494,000          494,000
   Covenants not to compete........................                1,200                  -            1,200
                                                             --------------     --------------    ---------------
      Sub-total other intangible assets............               28,800            548,000          576,800

Deferred income taxes..............................              (17,222)          (293,200)        (310,422)

Net assets of respective company:
   Cash and cash equivalents.......................               17,040             19,838           36,878
   Property and equipment..........................                1,265              1,445            2,710
   Other, net......................................               (1,477)           (13,678)         (15,155)
                                                             --------------     --------------    ---------------
      Sub-total net assets.........................               16,828              7,605           24,433
                                                             --------------     --------------    ---------------

Total purchase price...............................          $   308,215         $1,253,408       $1,561,623
                                                             ==============     ==============    ===============

     Details of specific technologies and the related useful lives of all intangible assets are described in the Notes to Unaudited Pro Forma Condensed Combining Financial Information for CheckFree and BlueGill on page PF-12 and CheckFree and TransPoint on page PF-22.

     2. Adjustment to write off the balance of in-process research and development. As the amounts are non-deductible for federal and state tax purposes, there is no related income tax benefit resulting from the charge. Refer to Note B in the Notes to Unaudited Pro Forma Condensed Combining Financial Information for CheckFree and BlueGill on page PF-13 and CheckFree and TransPoint on page PF-23 for a detailed description of in-process research and development for the respective acquisition. The amount of in-process research and development is $11.9 million for BlueGill and $0 million for TransPoint.

                                                                      (in thousands)

                  Accumulated deficit..................          $11,900
                       Capitalized software, net.......                          $11,900

     3. Adjustment to accrue the cost of registering CheckFree shares to be issued for BlueGill of $525,000 and for TransPoint of $675,000.

                                                                      (in thousands)
                   Additional paid-in capital..........          $  1,200
                        Accrued liabilities............                         $  1,200


     4. Adjustment to reflect additional amortization expense and the related income tax benefit associated with the intangible assets acquired.

                                                                        (in thousands)

                                                                                           COMBINED
                                                     BLUEGILL      TRANSPOINT             ADJUSTMENT
                                                   -------------- -------------    -----------------------

YEAR ENDED JUNE 30, 1999
Depreciation and amortization...................    $   73,713     $ 359,001        $ 432,714
Current deferred income tax liability...........         9,221        79,120           88,341
    Capitalized software, net...................         4,145        61,667                     $  65,812
    Goodwill, net...............................        50,662       161,201                       211,863
    Other intangible assets, net................        18,906       136,133                       155,039
    Income tax benefit..........................         9,221        79,120                        88,341
                                                                                   ----------    ---------
Total...........................................                                    $ 521,055    $ 521,055
                                                                                   ==========    =========

SIX MONTHS ENDED DECEMBER 31, 1999
Depreciation and amortization...................   $    28,857     $ 165,000        $ 193,857
Current deferred income tax liability...........         1,410        33,760           35,170
    Capitalized software, net...................         1,453        30,833                      $ 32,286
    Goodwill, net...............................        25,331        80,600                       105,931
    Other intangible assets, net................         2,073        53,567                        55,640
    Income tax benefit..........................         1,410        33,760                        35,170
                                                                                   ----------    ---------
Total...........................................                                    $ 229,027    $ 229,027
                                                                                   ==========    =========

         Goodwill amortization is non-deductible for federal and state income tax purposes. A blended effective income tax rate of 40% was applied to the deductible amortization to determine the related income tax benefit in the entries above.

         5. Adjustment to reflect the elimination of minority interest recorded in the period due to the acquisition of all of the ownership interest in TransPoint by CheckFree.

         6. When combined with BlueGill's historical loss, TransPoint's historical loss and the combined pro forma adjustments, the historical CheckFree net income for the year ended June 30, 1999 resulted in a combined net loss. As a result, due to the anti-dilutive effect on earnings per share, the equivalent number of shares for purposes of determining diluted earnings per share, was reduced to agree with the equivalent number of shares for basic earnings per share. The following chart identifies by type of potentially dilutive security, the number of additional shares that could potentially dilute basic earnings per share in the future and the number of shares issued for both BlueGill and TransPoint.

                                                                               (in thousands)
               CheckFree common shares issued for:
                    TransPoint.....................................                   17,000
                    BlueGill.......................................                    3,205
               Potentially dilutive securities:
                    Options and warrants...........................                   (4,085)
                                                                                      ------

               Net adjustment to dilutive shares outstanding.......                   16,120
                                                                                      ======

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION

              Note A: Management believes that the assumptions used in preparing the Unaudited Pro Forma Condensed Combining Balance Sheet and the Unaudited Pro Forma Condensed Combining Statement of Operations provide a reasonable basis for presenting the significant effects of the acquisitions of BlueGill and TransPoint; that the pro forma adjustments give appropriate effect to those assumptions; and that the pro forma adjustments are properly applied in the Unaudited Pro Forma Condensed Combining Balance Sheet and Statement of Operations.

              Note B: The Unaudited Pro Forma Condensed Combining Balance Sheet of CheckFree, BlueGill and TransPoint has been prepared as if the mergers were completed as of December 31, 1999 and were accounted for as purchases.

              The number of CheckFree common shares to be issued in the BlueGill merger will depend on a number of factors as specified in Note D. We have assumed for purposes of these pro forma financial statements that 3,205,128 shares of CheckFree common stock will be issued with a fair market value of $93.05 per share. The excess of fair value over the strike price of options issued per the merger agreement carry a value of $9,441,000. We expect to incur $530,000 of direct acquisition costs. The total purchase price of $308,215,128 was allocated to the assets acquired and liabilities assumed based on BlueGill's December 31, 1999 balance sheet.

              We will issue 17,000,000 shares of our common stock at an assumed value of $79.42 for the net assets of TransPoint. Under the merger and contribution agreement, TransPoint is to be funded with $100 million of cash immediately prior to the closing of the transaction. We expect to incur approximately $3,325,000 of direct acquisition costs. The total purchase price of $1,253,408,000 was allocated to assets acquired and liabilities assumed based on TransPoint's December 31, 1999 balance sheet.

              The allocation of the BlueGill and TransPoint purchase prices among their related identifiable tangible and intangible assets and purchased in-process research and development is based on preliminary estimates of the fair market value of those assets. Final determination of the allocation of the purchase prices will be based on independent appraisals that we expect to have completed shortly after the respective mergers are consummated. For a detailed description of in-process research and development charges, see Note B for BlueGill on page PF-13 and Note B for TransPoint on page PF-23.

              Note C: CheckFree's statement of operations for the year ended June 30, 1999, has been combined with the BlueGill statement of operations and the TransPoint statement of operations for the twelve months ended June 30, 1999. Our statement of operations for the six month period ended December 31, 1999 has been combined with the BlueGill statement of operations and the TransPoint statement of operations for the six months ended December 31, 1999. Actual statements of operations of CheckFree and BlueGill, and CheckFree and TransPoint will be combined from the effective date of the respective merger, with no retroactive restatement.

              Note D: The unaudited pro forma condensed combining statement of operations for CheckFree, BlueGill and TransPoint have been prepared as if the merger was completed as of July 1, 1998, the beginning of the earliest period presented. The unaudited pro forma combined net income
         (loss) per share is based on the weighted average number of shares of our common stock outstanding during the periods, adjusted to give effect to shares assumed to be issued had the mergers taken place as of July 1, 1998.

              Note E: The unaudited pro forma condensed combining statement of operations do not include a charge for the value of the estimated $11.9 million (no income tax effect) of purchased research and development arising from the merger with BlueGill, which will be expensed at acquisition, as such expense will have no continuing impact.

                         CHECKFREE HOLDINGS CORPORATION
              UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET
                                  WITH BLUEGILL
                             AS OF DECEMBER 31, 1999
                                 (IN THOUSANDS)


                                                        HISTORICAL AMOUNTS
                                                 -------------------------------      PRO FORMA
                                                    CHECKFREE        BLUEGILL         ADJUSTMENTS              TOTAL
                                                 --------------  --------------   --------------         ------------
Assets:
Current assets:
   Cash and cash equivalents.................    $     152,779      $  17,040        $        -           $   169,819
   Investments...............................           17,015              -                 -                17,015
   Accounts receivable, net..................           46,780          1,804                 -                48,584
   Prepaid expenses and other assets.........           11,863            148                 -                12,011
   Deferred income taxes.....................            8,324              -                 -                 8,324
                                                 --------------  --------------   --------------         ------------
        Total current assets.................          236,761         18,992                 -               255,753

Property and equipment, net..................           80,416          1,265                 -                81,681
Capitalized software, net....................           21,584              -            26,500   (1)          36,184
                                                                                        (11,900)  (2)
Goodwill, net................................           30,559              -           253,309   (1)         283,868
Other intangible assets, net.................           12,795              -            28,800   (1)          41,595
Investments..................................           31,663              -                 -                31,663
Deferred income taxes........................           31,095              -                 -                31,095
Other noncurrent assets......................           12,855              2                 -                12,857
                                                 --------------  --------------   --------------         ------------
       Total assets..........................    $     457,728   $     20,259     $     296,709          $    774,696
                                                 ==============  ==============   ==============         ============


Liabilities and Stockholder's Equity:
Current liabilities:
   Accounts payable..........................    $       8,679   $      1,234     $           -          $      9,913
   Line of credit............................                -            556                 -                   556
   Accrued liabilities.......................           37,494            969               530   (1)          39,518
                                                                                            525   (3)
   Deferred income taxes.....................                -              -             9,221   (1)           9,221
   Current portion of long-term obligations..            5,069              -                 -                 5,069
   Deferred revenue..........................           25,840            672                 -                26,512
                                                 --------------  --------------   --------------         ------------
       Total current liabilities.............           77,082          3,431            10,276                90,789

Accrued rent and other.......................            4,862              -                 -                 4,862
Obligations under capital leases - less
  current portion............................              906              -                 -                   906
Convertible subordinated notes...............          172,500              -                 -               172,500
Deferred income taxes........................                -              -             8,001   (1)           8,001
                                                 --------------  --------------   --------------         ------------
       Total liabilities.....................          255,350          3,431            18,277               277,058

Redeemable preferred stock...................                -         25,963           (25,963)  (1)               -
Stockholders' equity:
   Common stock..............................              524              6                26   (1)             556
   Additional paid-in capital................          504,058          1,698           305,955   (1)         811,186
                                                                                           (525) (3)
   Other.....................................             (299)          (632)              632   (1)            (299)
   Accumulated deficit                                (301,905)       (10,207)           10,207   (1)
   Accumulated deficit.......................         (301,905)       (10,207)          (11,900)  (2)        (313,805)
                                                 --------------  --------------   --------------         ------------
       Total stockholder's equity............          202,378         (9,135)          304,395               497,638
                                                 --------------  --------------   --------------         ------------
         Total liabilities and stockholders'
              equity....................         $     457,728   $     20,259     $     296,709          $    774,696
                                                 ==============  ==============   ==============         ============

See Notes to Unaudited Pro Forma Condensed Combining Financial Information

                         CHECKFREE HOLDINGS CORPORATION
         UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
                                  WITH BLUEGILL
                        FOR THE YEAR ENDED JUNE 30, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                        HISTORICAL AMOUNTS
                                                 -------------------------------     PRO FORMA
                                                    CHECKFREE        BLUEGILL       ADJUSTMENTS              TOTAL
                                                 -------------     ------------    -------------          ----------

Revenues:
   Processing and servicing..................    $     201,059     $         -     $           -          $  201,059
   License fees..............................           15,975           2,517                 -              18,492
   Maintenance fees..........................           17,746              48                 -              17,794
   Other.....................................           15,351             925                 -              16,276
                                                 -------------     ------------    -------------          ----------
        Total revenues.......................          250,131           3,490                 -             253,621

Expenses:
   Cost of processing, servicing and support.          146,704             969                 -             147,673
   Research and development..................           21,085           1,457                 -              22,542
   Sales and marketing.......................           32,354           2,318                 -              34,672
   General and administrative................           31,466           2,045                 -              33,511
   Depreciation and amortization.............           24,630             106            73,713  (4)         98,449
   In-process research and development.......            2,201               -                                 2,201
                                                 -------------     ------------    -------------          ----------
        Total expenses.......................          258,440           6,895            73,713             339,048

   Net gain on dispositions of assets........            4,576               -                 -               4,576
                                                 -------------     ------------    -------------          ----------
Loss from operations.........................           (3,733)         (3,405)          (73,713)            (80,851)
Other:
   Interest, net.............................            2,181             194                 -               2,375
                                                 -------------     ------------    -------------          ----------
Loss before income taxes.....................           (1,552)         (3,211)          (73,713)            (78,476)
Income tax benefit...........................          (12,009)              -            (9,221) (4)        (21,230)
                                                 -------------     ------------    -------------          ----------

Net income (loss)............................    $      10,457     $    (3,211)    $     (64,492)         $  (57,246)
                                                 =============     ============    =============          ==========

Basic earnings (loss) per share:

   Net income (loss) per common share........    $        0.20                                            $    (1.03)
                                                 =============                                            ==========
   Equivalent number of shares...............           52,444                             3,205  (1)         55,649
                                                 ==============                   ==============          ==========

Diluted earnings (loss) per share:

   Net income (loss) per common share........    $        0.18                                            $    (1.03)
                                                 =============                                            ==========
   Equivalent number of shares...............           56,529                              (880) (5)         55,649
                                                 =============                    ==============          ==========

See Notes to Unaudited Pro Forma Condensed Combining Financial Information

                         CHECKFREE HOLDINGS CORPORATION
         UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
                                  WITH BLUEGILL
                   FOR THE SIX MONTHS ENDED DECEMBER 31, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                      HISTORICAL AMOUNTS
                                                 -------------------------------     PRO FORMA
                                                    CHECKFREE        BLUEGILL        ADJUSTMENTS              TOTAL
                                                 ---------------  --------------   ---------------       ---------------

Revenues:
   Processing and servicing..................    $     120,931    $          -     $           -         $     120,931
   License fees..............................            6,197           2,231                 -                 8,428
   Maintenance fees..........................            8,956             224                 -                 9,180
   Other.....................................            5,905             622                 -                 6,527
                                                 ---------------  --------------   ---------------       ---------------
        Total revenues.......................          141,989           3,077                 -               145,066

Expenses:
   Cost of processing, servicing and support.           86,899             789                 -                87,688
   Research and development..................           15,110           1,226                 -                16,336
   Sales and marketing.......................           18,577           3,132                 -                21,709
   General and administrative................           19,287           3,193                 -                22,480
   Depreciation and amortization.............           14,756             147            28,857  (4)           43,760
   In-process research and development.......                -               -                 -                     -
                                                 ---------------  --------------   ---------------       ---------------
        Total expenses.......................          154,629           8,487            28,857               191,973

   Net gain on dispositions of assets........                -               -                 -                     -
                                                 ---------------  --------------   ---------------       ---------------
Loss from operations.........................          (12,640)         (5,411)          (28,857)              (46,907)
Other:
   Interest, net.............................              143             397                 -                   540
                                                 ---------------  --------------   ---------------       ---------------
Loss before income taxes.....................          (12,497)         (5,014)          (28,857)              (46,367)
Income tax benefit...........................           (4,592)              -            (1,410) (4)           (6,002)
                                                 ---------------  --------------   ---------------       ---------------
Net income (loss)............................    $      (7,905)   $     (5,014)    $     (27,447)        $     (40,365)
                                                 ===============  ==============   ===============       ===============

Basic earnings (loss) per share:
   Net income (loss) per common share........    $       (0.15)                                          $       (0.73)
                                                 ================                                        ===============

   Equivalent number of shares...............           52,023                             3,205  (1)           55,228
                                                 ================                  ===============       ===============

Diluted earnings (loss) per share:
   Net income (loss) per common share........    $       (0.15)                                          $       (0.73)
                                                 ================                                        ===============

   Equivalent number of shares...............           52,023                             3,205  (1)           55,228
                                                 ================                 ================       ===============

See Notes to Unaudited Pro Forma Condensed Combining Financial Information

                         CHECKFREE HOLDINGS CORPORATION
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION
                                  WITH BLUEGILL

     1. Adjustment to reflect the issuance of CheckFree common stock, CheckFree options and related acquisition expenses as the total purchase price for the net assets of BlueGill, and the elimination of BlueGill's redeemable preferred stock and shareholders' equity. The fair market values of intangible assets are preliminary estimates based on an independent appraisal, and current facts and circumstances. The final value of intangible assets will change with any change in the final purchase price and any resulting change could be material.

                                                              (in thousands)
     Capitalized software, net ......................      $ 26,500
     Goodwill, net ..................................       253,309
     Other intangible assets, net ...................        28,800
     BlueGill redeemable preferred stock ............        25,963
     BlueGill common stock ..........................             6
     BlueGill additional paid-in capital ............         1,698
           CheckFree common stock ...................                 $     32
           CheckFree additional paid-in capital .....                  307,653
           BlueGill accumulated deficit .............                   10,207
           BlueGill other equity ....................                      632
           Current deferred income tax liability ....                    9,221
           Long term deferred income tax liability ..                    8,001
           Accrued acquisition expenses .............                      530
                                                           --------   --------

     Totals .........................................      $336,276   $336,276
                                                           ========   ========

     The following chart indicates the components of the estimated purchase price inherent in the adjusting entry:

                                          (in thousands)
     CheckFree common stock ...............  $298,244
     Issuance of CheckFree options ........     9,441
     Estimated direct acquisition costs ...       530
                                             --------

          Total estimated purchase price ..  $308,215
                                             ========

     The estimated purchase price will be issued in exchange for of the common and preferred shares, warrants and vested options of BlueGill on the closing date.

     The purchase price reflects the assumed issuance of 3,205,128 shares of our common stock at $93.05 per share which is the average end of day price of our stock for the three trading days preceding and the three days following the announcement of the acquisition of BlueGill. Under the terms of the merger agreement, we are also issuing an estimated 243,263 CheckFree options to replace unvested BlueGill options. The value of the assumed CheckFree option grant is based on a Black-Scholes valuation model assuming a $93.05 stock price, an average strike price of $2.18, an average life of 2.9 years, a risk-free interest rate of 6.47% and volatility of 70%. The option value will vary from this estimate based on option grants and cancellations, resulting changes in the average strike price, changes in the fair market value of our stock, and changes in the risk-free rate and volatility of our stock between the date of the information statement/prospectus and the closing of the merger.

     The following table provides the allocation of the purchase price inherent in the adjusting entry:

                                                                                (in thousands)
       In-process research and development  (Note B)                               $ 11,900
       Current technology and products:
           Print / extraction                      (estimated life of 3 years)..      4,200
           Data management engine                  (estimated life of 4 years)..      6,700
           API or application protocol interfaces  (estimated life of 2 years)..      1,100
           Web applications                        (estimated life of 5 years)..      2,600
                                                                                   --------
                Sub-total IPR&D and current technology and products.............     26,500

       Goodwill                                    (estimated life of 5 years)..    253,309

       Other intangible assets:
           Workforce in place                      (estimated life of 3 years)..      2,600
           Customer list                           (estimated life of 5 years)..     10,200
           Tradename                               (estimated life of 1 year )..     14,800
           Covenants not to compete                (estimated life of 1 year )..      1,200
                                                                                   --------
                 Sub-total other intangible assets..............................     28,800

       Deferred income taxes....................................................    (17,222)

       Net assets of BlueGill:
          Cash and cash equivalents.............................................     17,040
          Property and equipment................................................      1,265
          Other, net............................................................     (1,477)
                                                                                   --------
                  Sub-total net assets..........................................     16,828
                                                                                   --------

       Total Purchase Price.....................................................   $308,215
                                                                                   ========

     The useful lives of the various intangible assets identified are based on management's preliminary estimates. Under the caption of current technology and products, lives are based on assumptions regarding the time expected for the indicated technology or product to become obsolete, which are driven primarily by planned future development work designed to replace the existing technology or product. The useful life assigned to goodwill is based upon currently acceptable lives for such assets. The useful life on workforce in place is based on our estimate of the average tenure expected from the BlueGill employee base. The useful life we assigned to the customer base is based on our estimate of the future revenue base from the existing customers. Although the BlueGill tradename is widely known at this time, we currently have no plans to continue to utilize the name once the technologies of BlueGill and CheckFree are consolidated in to a single product offering, which we expect to take place within one year of the merger. We assigned a one-year life to the covenants not to compete to coincide with the contractual life of the related agreements. We will amortize these intangible assets on a straight-line basis over their estimated useful lives.

     2. Adjustment to write off the balance of in-process research and development. As the amount is not deductible for federal or state income tax purposes, there is no related income tax benefit resulting from the charge. Refer to Note B for an explanation of in process research and development.

                                                           (in thousands)
               Accumulated deficit..................    $11,900
                    Capitalized software, net.......                 $11,900

         3. Adjustment to accrue the cost of registering CheckFree shares to be issued for BlueGill.

                                                         (in thousands)
               Additional paid-in capital..........     $525
                    Accrued liabilities............                  $525

     4. Adjustment to reflect additional amortization expense and the related income tax benefit associated with the intangible assets acquired from BlueGill.


                                                        (in thousands)
       YEAR ENDED JUNE 30, 1999
       Depreciation and amortization.............     $73,713
       Current deferred income tax liability.....       9,221
           Capitalized software, net.............                $ 4,145
           Goodwill, net.........................                 50,662
           Other intangible assets, net..........                 18,906
           Income tax benefit....................                  9,221
                                                      -------    -------
       Total.....................................     $82,934    $82,934
                                                      =======    =======

       SIX MONTHS ENDED DECEMBER 31, 1999
       Depreciation and amortization.............     $28,857
       Current deferred income tax liability.....       1,410
           Capitalized software, net.............                $ 1,453
           Goodwill, net.........................                 25,331
           Other intangible assets, net..........                  2,073
           Income tax benefit....................                  1,410
                                                      -------    -------
       Total.....................................     $30,267    $30,267
                                                      =======    =======

                  Goodwill amortization is non-deductible for federal and state income tax purposes. A blended effective income tax rate of 40% was applied to the deductible amortization to determine the related income tax benefit in the entries above.

                  5. When combined with BlueGill's historical loss and the pro forma adjustments, the historical CheckFree net income for the year ended June 30, 1999 resulted in a combined net loss. As a result, due to the anti-dilutive effect on earnings per share, the equivalent number of shares for purposes of determining diluted earnings per share, was reduced to agree with the equivalent number of shares for basic earnings per share. The following chart identifies by type of potentially dilutive security, the number of additional shares that could potentially dilute basic earnings per share in the future and the number of shares issued for BlueGill.

          CheckFree common shares issued for BlueGill .......   3,205
          Potentially dilutive securities:
               Options and warrants .........................  (4,085)
               Other ........................................      --
                                                               ------
                     Total potentially dilutive securities ..  (4,085)
                                                               ------

          Net adjustment to dilutive shares outstanding .....    (880)
                                                               ======


NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION

     Note A: Management believes that the assumptions used in preparing the Unaudited Pro Forma Condensed Combining Balance Sheet and the Unaudited Pro Forma Condensed Combining Statement of Operations provide a reasonable basis for presenting the significant effects of the acquisition of BlueGill; that the pro forma adjustments give appropriate effect to those assumptions; and that the pro forma adjustments are properly applied in the Unaudited Pro Forma Condensed Combining Balance Sheet and Statement of Operations.

     Note B: The unaudited pro forma condensed balance sheet of CheckFree and BlueGill has been prepared as if the merger was completed as of December 31, 1999, and was accounted for as a purchase. The number of CheckFree common shares to be issued in the merger will depend on a number of factors as specified in the merger agreement. We have assumed for purposes of these pro forma financial statements that 3,205,128 shares of CheckFree common stock will be issued with a fair market value of $93.05 per share. The total purchase price of $308,215,000 was allocated to assets acquired and liabilities assumed based on BlueGill's December 31, 1999 balance sheet.

     The allocation of the BlueGill purchase price among the identifiable tangible and intangible assets and purchased in process research and development is based on preliminary estimates of the fair market value of those assets. Final determination of the allocation of the purchase price will be based on independent appraisals that we expect to have completed shortly after the merger is consummated.

     BlueGill currently has five general technologies and application suites under development that meet the specific requirements of SFAS No. 2 for qualification as in-process research and development or IPRD. Critical elements of SFAS No. 2's definition of IPRD are that:

         o The product has not yet demonstrated its technological feasibility; and
         o        The product does not have an alternative future use.

These in-process technologies and applications include print and extraction technology, the Data Management Engine (DME) technology, API technology, web applications and OFX payment technology. Their descriptions are found below.

     Print and extraction technology. Print and extraction technology allows for the extraction and print parsing of a biller's legacy billing information through to BlueGill's products. The following features of the print / extraction technology are under development:

         o PDF Server, which converts line data input streams into PDF data output;
         o SmartXpress 2.2.0 that comprises updates to accommodate core changes to BlueGill's DME 2.2.0; and
         o SmartXpress 2.3.0 which comprises enhancements to SmartXpress user functionality.

     Data Management Engine (DME) technology. The DME technology allows for archiving of transactions and linkage of data to the necessary environment within the BlueGill network. The DME is the main translator of input data to output data. The following features are under development:

         o WebStream, which is a quick-to-market bill presentment system that is a repackaging of existing components;
         o Archive Interface, which is a generic archive interface to support linkage to OnDemand and INSCI;
         o Xerox Metacode Support, which is Xerox print support on the AIX, Solaris and HP-UX platforms; and
         o        SQL Server Support, which is additional data base support.

     APIs. The API technology encompasses knowledge engineering procedures and expert system analysis, design and development. The API technology works in between the print/extraction and parsing modules and the web applications or templates. The API "surrounds" the DME as its interface to these other technologies. The following features are under development:

         o BlueGill Engine 2.2.0,which encompasses pre-requisites for Biller Direct and OFX;
         o BlueGill Engine 3.0.0 - Pure JAVA Interface, which provides a pure JAVA version of the public API set; and
         o CheckFree E-Bill 3.1 Format Support, which provides batch mode support for the CheckFree E-Bill 3.1 format.

     Web Applications. The web application technologies help in the design of industry specific templates for electronic billing and statement presentation. The following features are under development:

         o i-Biller Template for the utility industry billing statement templates;
         o i-Broker Template for the brokerage industry statement templates;
         o i-Telco Template for the telecommunications industry billing templates;
         o Control Center, which is the host for BlueGill Administration applications consisting of functions like relationship management, remote control execution of BlueGill programs, viewing of program execution reports, viewing of program execution logs, market direct, statement preview, and enrollment and activation of customers; and
         o Statement Counter, which accumulates transaction charges for statement viewing.

     Payments or OFX. The payments or OFX technology will allow for bill publishing services to be integrated with the i-Series products and bill consolidators. The following feature is under development:

         o OFX Bill Publisher Server, which is the core OFX engine integrated with the i-Series engine support and Bill Publisher component to link to consolidators.

     There are risks and uncertainties associated with the completion of these in-process technologies. These risks include:

         o        Not Technologically Feasible.

                           The acquired IPRD had not demonstrated technological
                  or commercial feasibility as of the transaction date for BlueGill. Significant risks exist because BlueGill is unsure of the obstacles it will encounter in the form of market acceptance, time and cost necessary to produce a technologically feasible product. SFAS No. 2 does not specifically require an analysis of the development effort expended relative to an acquisition date. It is reasonable to assume, however, that an IPRD project would require a significant amount of time and cost in order to modify for CheckFree's use in the marketplace. Should the proposed technology fail to become viable, it is unlikely that CheckFree would be able to realize any value from the sale of the technology to another party.

         o        No Alternative Future Use.

                           The acquired IPRD consists of BlueGill's work to date
                  on its products. The products are very specific to the tasks and markets for which it is intended. As is typically the case with software, there are no alternative uses for the in-process work in the event that the product does not become feasible for CheckFree. The development effort for the acquired IPRD does not possess an alternative future use for CheckFree under the terms of SFAS No. 2.

         o If the BlueGill project underway fails, there will be a very limited life to the existing product because the continuing pace of technological developments in the marketplace will have rendered them non-competitive. In the event of a failure, the technology acquired, as embodied in either current or in-process products, will have no alternative use and would be written off as a loss by CheckFree.

         o As of the valuation date, all of the IPRD technologies were subject to numerous technological, timing, cost and market risks. In addition to these risks already mentioned, another major risk associated with the technologies pertains to the language it's written in. According to BlueGill management, all of the base code may go to the JAVA computer language, causing large sections of the codes to be re-written.

     The following table represents information regarding the status of the various in-process research and development projects to be acquired:

                           ESTIMATED                      EXPECTED
                            STAGE OF      ESTIMATED       COST TO
                           COMPLETION   COMPLETION DATE   COMPLETE     VALUATION
                           ----------   ---------------   ---------    ---------
                                                              (in thousands)
Print / Extraction ......      25%       December 2000       $168       $ 1,300
Data Management Engine ..      75%       February 2000         10         4,900
APIs ....................      54%       December 2000        229         2,700
Web Applications ........      79%       March 2000             8         2,100
Payments or OFX .........      43%       December 2000        112           900
                                                             ----       -------

     Total ..............                                    $527       $11,900
                                                             ====       =======

     The method used to allocate the purchase consideration to IPRD was the modified income approach. Under the income approach, fair value reflects the present value of the projected free cash flows that will be generated by the IPRD projects and that is attributable to the acquired technology, if successfully completed. The modified income approach takes the income approach, modified to include the following factors:

         o        Analysis of the stage of completion of each project;
         o Exclusion of value related to research and development yet-to-be completed as part of the on-going IPRD projects; and
         o        The contribution of existing technologies and applications.

     The projected revenue used in the income approach are based upon the incremental revenues associated with a portion of the project related to BlueGill's technology likely to be generated upon completion of the project and the beginning of commercial sales, as estimated by management. The projections assume that the projects will be successful and the project's development and commercialization are as set forth by management. The discount rate used in this analysis is an after tax rate of 25%.

     Note C: CheckFree's statement of operations for the year ended June 30, 1999, has been combined with the BlueGill statement of operations for the twelve months ended June 30, 1999. Our statement of operations for the six month period ended December 31, 1999 has been combined with the BlueGill statement of operations for the six month period ended December 31, 1999. Actual income statements of CheckFree and BlueGill will be combined from the effective date of the merger, with no retroactive restatement.

     Note D: The unaudited pro forma condensed combining statement of operations for CheckFree and BlueGill have been prepared as if the merger was completed as of July 1, 1998, the beginning of the earliest period presented. The unaudited pro forma combined net income (loss) per share is based on the weighted average number of shares of our common stock outstanding during the periods, adjusted to give effect to shares assumed to be issued had the merger taken place as of July 1, 1998.

     Note E: The unaudited pro forma condensed combining statement of operations do not include a charge for the value of the estimated $11.9 million (no income tax effect) of purchased research and development arising from the merger, which will be expensed at acquisition, as this expense will not have a continuing impact.

     Note F: The merger agreement between CheckFree and BlueGill includes specific terms and conditions to address the impact on the purchase price and the relative number of shares of our common stock to be issued in the event of significant variation in the price of our common stock from the date of the merger agreement to the closing date. The initially agreed upon purchase price was $250 million, or 3,205,128 shares of our common stock when the market value of the stock was $78.00 per share. The following is a summary of the impact on the purchase price and/or the shares to be issued based on specified values of the average trading price of our common stock. The average trading price is defined in the agreement as the weighted average intraday trading price of our common stock on the Nasdaq National Market during the three days immediately preceding the closing date of the merger, as reported by Bloomberg.

         o If the average trading price is greater than or equal to $78.00 per share and less than or equal to $101.40 per share, the number of shares of our common stock shares to be issued as consideration will remain fixed at 3,205,128. To the extent that the ultimate purchase price exceeds $250 million, the additional amount, up to $75 million, will be reflected on our balance sheet as additional goodwill. This additional goodwill will be amortized on a straight-line basis over an estimated life of five years commencing immediately upon the closing of the merger agreement.

         o If the average trading price is greater than $101.40 per share, the purchase price will be fixed at $325 million and the number of shares of our common stock to be issued as consideration will be reduced accordingly. At the baseline average trading price of $101.40 per share, we will issue 3,205,128 shares in consideration for BlueGill's stock. If the average trading price is $106.40, or $5.00 per share above the $101.40 baseline, the number of shares of our common stock shares will reduce by 150,617 to 3,054,511 and if the average trading price is $111.40, or $10.00 per share above the $101.40 baseline, the number of shares of our common stock will reduce by 287,723 to 2,917,415. The additional purchase price of $75 million from the baseline price of $250 million will be reflected on the balance sheet as goodwill and will be amortized on a straight-line basis over the next five years.

         o If the average trading price is greater than or equal to $50.00 per share and less than or equal to $78.00 per share, the purchase price will be fixed at $250 million and the number of shares of our common stock to be issued as consideration will increase accordingly. At a baseline average trading price of $78.00 per share, we again issue 3,205,128 shares in consideration for BlueGill's stock. If the average trading price is $73.00 per share, or $5.00 per share below the $78.00 baseline, the number of shares of our common stock issued will increase by 219,529 shares to 3,424,657and if the average trading price is $68.00 per share, or $10.00 per share below the $78.00 baseline, the number of shares of our common stock issued will increase by 471,342 shares to 3,676,470. Because the price will remain fixed at $250 million, under this scenario there will be no added impact on the balance sheet or future statements of operations.

         o If the average trading price is less than $50.00 per share there are two options available:

                  (1) We may terminate the merger. If BlueGill, however, elects to reinstate the merger agreement, the number of shares of our common stock to be issued as consideration will be fixed at 5,000,000. If the average trading price is $45.00 per share, the purchase price would become $225 million and if the average trading price is $40.00 per share, the purchase price would become $200 million. To the extent that the purchase price is lower than $250 million, the reduction will reflect itself in lower goodwill on the balance sheet and will result in lower straight-line goodwill amortization expense over the next five year period.

                  (2) If we do not terminate the merger, the purchase price will be fixed at $250 million and the number of shares of our common stock issued in consideration will be determined by dividing $250 million by the average trading price. In this instance, if the average trading price is $45.00 per share, we would issue 5,555,555 shares in consideration for BlueGill's stock and if the average trading price is $40.00 per share, we would issue 6,250,000 shares in consideration for BlueGill's stock. Because the purchase price will remain fixed at $250 million, under this scenario there will be no added impact on the balance sheet or future statements of operations.

                                             CHECKFREE HOLDINGS CORPORATION
                                  UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET
                                                     WITH TRANSPOINT
                                                 AS OF DECEMBER 31, 1999
                                                     (IN THOUSANDS)

                                                               HISTORICAL AMOUNTS
                                                           -------------------------        PRO FORMA
                                                           CHECKFREE      TRANSPOINT       ADJUSTMENTS           TOTAL
                                                           ---------      ----------       -----------           -----
Assets:
Current assets:
   Cash and cash equivalents ..........................    $ 152,779        $ 19,837        $  100,000 (1)    $  272,616
   Investments ........................................       17,015              --                --            17,015
   Accounts receivable, net ...........................       46,780              --                --            46,780
   Prepaid expenses and other assets ..................       11,863              --                --            11,863
   Deferred income taxes ..............................        8,324              --                --             8,324
                                                           ---------        --------        ----------        ----------
        Total current assets ..........................      236,761          19,837           100,000           356,598
Property and equipment, net ...........................       80,416           1,445                --            81,861
Capitalized software, net .............................       21,584           9,439           175,561 (1)       206,584
Goodwill, net .........................................       30,559              --           806,003 (1)       836,562
Other intangible assets, net ..........................       12,795              --           548,000 (1)       560,795
Investments ...........................................       31,663              --                --            31,663
Deferred income taxes .................................       31,095              --                --            31,095
Other noncurrent assets ...............................       12,855              --                --            12,855
                                                           ---------        --------        ----------        ----------
       Total assets ...................................    $ 457,728        $ 30,721        $1,629,564        $2,116,013
                                                           =========        ========        ==========        ==========

Liabilities and Stockholder's Equity:
Current liabilities:
   Accounts payable ...................................    $   8,679        $ 12,181        $       --        $   20,860
   Accrued liabilities ................................       37,494           1,246             3,325 (1)        42,740
                                                                                                   675 (2)
   Deferred income taxes ..............................           --              --            79,120 (1)        79,120
   Current portion of long-term obligations ...........        5,069              --                --             5,069
   Deferred revenue ...................................       25,840             250                --            26,090
                                                           ---------        --------        ----------        ----------
       Total current liabilities ......................       77,082          13,677            83,120           173,879
Accrued rent and other ................................        4,862              --                --             4,862
Obligations under capital leases - less current
  portion .............................................          906              --                --               906
Convertible subordinated notes ........................      172,500              --                --           172,500
Minority interest .....................................           --          43,061           (43,061)(1)            --
Deferred income taxes .................................           --              --           214,080 (1)       214,080
                                                           ---------        --------        ----------        ----------
       Total liabilities ..............................      255,350          56,738           254,139           566,227

Stockholders' equity:
   Common stock .......................................          524              --               170 (1)           694
   Additional paid-in capital .........................      504,058              --         1,349,913 (1)     1,853,296
                                                                                                  (675)(2)
   Members' capital deficiency ........................           --         (26,017)           26,017 (1)            --
   Other ..............................................         (299)             --                --              (299)
   Accumulated deficit ................................     (301,905)             --                --          (301,905)
                                                           ---------        --------        ----------        ----------
       Total stockholder's equity .....................      202,378         (26,017)        1,375,425         1,551,786
                                                           ---------        --------        ----------        ----------
                 Total liabilities and stockholders'
                   equity .............................    $ 457,728        $ 30,721        $1,629,564        $2,118,013
                                                           =========        ========        ==========        ==========

See Notes to Unaudited Pro Forma Condensed Combining Financial Information

                                            CHECKFREE HOLDINGS CORPORATION
                           UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
                                                   WITH TRANSPOINT
                                           FOR THE YEAR ENDED JUNE 30, 1999
                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                        HISTORICAL AMOUNTS
                                                    -------------------------         PRO FORMA
                                                    CHECKFREE      TRANSPOINT        ADJUSTMENTS             TOTAL
                                                    ---------      ----------        -----------             -----
Revenues:
   Processing and servicing ....................    $201,059        $     --           $      --           $ 201,059
   License fees ................................      15,975              --                  --              15,975
   Maintenance fees ............................      17,746              --                  --              17,746
   Other .......................................      15,351              --                  --              15,351
                                                    --------        --------           ---------           ---------
        Total revenues .........................     250,131              --                  --             250,131

Expenses:
   Cost of processing, servicing and support ...     146,704           3,062                  --             149,766
   Research and development ....................      21,085          26,560                  --              47,645
   Sales and marketing .........................      32,354          11,302                  --              43,656
   General and administrative ..................      31,466           2,403                  --              33,869
   Depreciation and amortization ...............      24,630           1,870             359,001 (3)         385,501
   In-process research and development .........       2,201              --                  --               2,201
                                                    --------        --------           ---------           ---------
        Total expenses .........................     258,440          45,197             359,001             662,638

   Net gain on dispositions of assets ..........       4,576              --                  --               4,576
                                                    --------        --------           ---------           ---------
Loss from operations ...........................      (3,733)        (45,197)           (359,001)           (407,931)
Other:
   Minority interest ...........................          --           2,063              (2,063)(4)              --
   Interest, net ...............................       2,181             464                  --               2,645
                                                    --------        --------           ---------           ---------
Loss before income taxes .......................      (1,552)        (42,670)           (361,064)           (405,286)
Income tax benefit .............................     (12,009)             --             (79,120)(3)         (91,129)
                                                    --------        --------           ---------           ---------
Net income (loss) ..............................    $ 10,457        $(42,670)          $(281,944)          $(314,157)
                                                    ========        ========           =========           =========

Basic earnings (loss) per share:
   Net income (loss) per common share ..........    $   0.20                                               $   (4.52)
                                                    ========                                               =========
   Equivalent number of shares .................      52,444                              17,000 (1)          69,444
                                                    ========                           =========           =========

Diluted earnings (loss) per share:
   Net income (loss) per common share ..........    $   0.18                                               $   (4.52)
                                                    ========                                               =========
   Equivalent number of shares .................      56,529                              12,915 (5)          69,444
                                                    ========                           =========           =========

See Notes to Unaudited Pro Forma Condensed Combining Financial Information

                                            CHECKFREE HOLDINGS CORPORATION
                           UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
                                                   WITH TRANSPOINT
                                      FOR THE SIX MONTHS ENDED DECEMBER 31, 1999
                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                        HISTORICAL AMOUNTS
                                                    -------------------------         PRO FORMA
                                                    CHECKFREE      TRANSPOINT        ADJUSTMENTS             TOTAL
                                                    ---------      ----------        -----------             -----
Revenues:
   Processing and servicing ....................    $120,931        $      3           $      --           $ 120,934
   License fees ................................       6,197              --                  --               6,197
   Maintenance fees ............................       8,956              --                  --               8,956
   Other .......................................       5,905              --                  --               5,905
                                                    --------        --------           ---------           ---------
        Total revenues .........................     141,989               3                  --             141,992

Expenses:
   Cost of processing, servicing and support ...      86,899           7,616                  --              94,515
   Research and development ....................      15,110           1,521                  --              16,631
   Sales and marketing .........................      18,577           7,799                  --              26,376
   General and administrative ..................      19,287           1,267                  --              20,554
   Depreciation and amortization ...............      14,756           1,610             165,000 (3)         181,366
   In-process research and development .........          --              --                  --                  --
                                                    --------        --------           ---------           ---------
        Total expenses .........................     154,629          19,813             165,000             339,442

   Net gain on dispositions of assets ..........          --              --                  --                  --
                                                    --------        --------           ---------           ---------
Loss from operations ...........................     (12,640)        (19,810)           (165,000)           (197,450)
Other:
   Minority interest ...........................          --           2,876              (2,876)(4)              --
   Interest, net ...............................         143             911                  --               1,054
                                                    --------        --------           ---------           ---------
Loss before income taxes .......................     (12,497)        (16,023)           (167,876)           (196,396)
Income tax benefit .............................      (4,592)             --             (33,760)(3)         (38,352)
                                                    --------        --------           ---------           ---------
Net income (loss) ..............................    $ (7,905)       $(16,023)          $(134,116)          $(158,044)
                                                    ========        ========           =========           =========

Basic earnings (loss) per share:
   Net income (loss) per common share ..........    $  (0.15)                                              $   (2.29)
                                                    ========                                               =========
   Equivalent number of shares .................      52,023                              17,000 (1)          69,023
                                                    ========                           =========           =========

Diluted earnings (loss) per share:
   Net income (loss) per common share ..........    $  (0.15)                                              $   (2.29)
                                                    ========                                               =========
   Equivalent number of shares .................      52,023                              17,000 (1)          69,023
                                                    ========                           =========           =========


See Notes to Unaudited Pro Forma Condensed Combining Financial Information

                         CHECKFREE HOLDINGS CORPORATION
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION
                                 WITH TRANSPOINT

     1. Adjustment to reflect the issuance of CheckFree common stock and related acquisition expenses as the total purchase price for the net assets of TransPoint, and the elimination of TransPoint's capitalized software costs, minority interest and member's capital deficiency, net of a contractual infusion of $100 million of cash by TransPoint. The fair market values of intangible assets are preliminary estimates based on an independent appraisal, and current facts and circumstances. The final value of intangible assets will change with any change in the final purchase price and any resulting change could be material.

                                                             (in thousands)
Cash................................................  $  100,000
Capitalized software, net...........................     175,561
Goodwill, net.......................................     806,003
Other intangible assets, net........................     548,000
TransPoint minority interest........................      43,061
        CheckFree common stock......................                 $      170
        CheckFree additional paid-in capital........                  1,349,913
        TransPoint member's capital deficiency......                     26,017
        Current deferred income tax liability.......                     79,120
        Long term deferred income tax liability.....                    214,080
        Accrued acquisition expenses................                      3,325
                                                      ----------     ----------

Totals..............................................  $1,672,625     $1,672,625
                                                      ==========     ==========

     The following chart indicates the components of the estimated purchase price inherent in the adjusting entry:

                                                            (in thousands)
          CheckFree common stock......................        $1,350,083
          TransPoint cash infusion....................          (100,000)
          Estimated direct acquisition costs..........             3,325
                                                              ----------

               Total estimated purchase price.........        $1,253,408
                                                              ==========

     The estimated purchase price will be issued in exchange for the net assets of TransPoint on the closing date.

     The purchase price reflects the assumed issuance of 17,000,000 shares of our common stock at $79.42 per share, which is the average end of day price of our stock for the three trading days preceding and the three days following the announcement of the acquisition of TransPoint. Under the terms of the merger and contribution agreement, TransPoint is to be funded with $100 million in cash before the closing of the transaction.

     The following table provides the allocation of the purchase price inherent in the adjusting entry:

                                                                                (in thousands)
       In-process research and development (Note B)                               $        0
       Current technology and products:
           BIS / communications             (estimated life of 3 years)........       26,000
           Service center                   (estimated life of 3 years)........       85,000
           Delivery applications            (estimated life of 3 years)........       50,000
           Payments / interface             (estimated life of 3 years)........       24,000
                                                                                  ----------
                Sub-total IPRD and current technology and products.............      185,000

       Goodwill                             (estimated life of 5 years)........      806,003

       Other intangible assets:
           Customer list                    (estimated life of 3 years)........       25,000
           Tradename                        (estimated life of 1 year )........       29,000
           Strategic agreements             (estimated life of 5 years)........      494,000
                                                                                  ----------
                 Sub-total other intangible assets.............................      548,000

       Deferred income taxes...................................................     (293,200)

       Net assets of TransPoint:
          Cash and cash equivalents............................................       19,838
          Property and equipment...............................................        1,445
          Liabilities assumed..................................................      (13,678)
                                                                                  ----------
                  Sub-total net assets.........................................        7,605
                                                                                  ----------

       Total Purchase Price....................................................   $1,253,408
                                                                                  ==========

     The useful lives of the various intangible assets identified are based on management's preliminary estimates. Under the caption of current technology and products, lives are based on assumptions regarding the time expected for the indicated technology or product to become obsolete, which are driven primarily by planed future development work designed to replace the existing technology or product. The useful life assigned to goodwill is based upon currently acceptable lives for such assets. The useful life we assigned to the customer list is based on the estimate of the future revenue base from the existing customers. The useful life we assigned to tradename is based on the estimated time that will pass before we discontinue the use of the related name. We assigned a five-year life to the strategic agreements to coincide with the contractual life of the related agreements. We will amortize these intangible assets on a straight-line basis over their estimated useful lives.

     2. Adjustment to accrue the cost of registering CheckFree shares to be issued for TransPoint.

                                                           (in thousands)
                   Additional paid-in capital..........   $675
                        Accrued liabilities............              $675

     3. Adjustment to reflect additional amortization expense and the related income tax benefit associated with the intangible assets acquired from TransPoint.

                                                    (in thousands)
    YEAR ENDED JUNE 30, 1999
    Depreciation and amortization...........    $359,001
    Current deferred income tax liability...      79,120
        Capitalized software, net...........                 $ 61,667
        Goodwill, net.......................                  161,201
        Other intangible assets, net........                  136,133
        Income tax benefit..................                   79,120
                                                --------     --------
    Total...................................    $438,121     $438,121
                                                ========     ========

    SIX MONTHS ENDED DECEMBER 31, 1999
    Depreciation and amortization...........    $165,000
    Current deferred income tax liability...      33,760
        Capitalized software, net...........                 $ 30,833
        Goodwill, net.......................                   80,600
        Other intangible assets, net........                   53,567
        Income tax benefit..................                   33,760
                                                --------     --------
    Total...................................    $198,760     $198,760
                                                ========     ========

                  Goodwill amortization is non-deductible for federal and state income tax purposes. A blended effective income tax rate of 40% was applied to the deductible amortization to determine the related income tax benefit in the entries above.

                  4. Adjustment to reflect the elimination of minority interest recorded in the period due to the acquisition of all of the ownership interest in TransPoint by CheckFree.

                  5. When combined with TransPoint's historical loss and the pro forma adjustments, the historical CheckFree net income for the year ended June 30, 1999 resulted in a combined net loss. As a result, due to the anti-dilutive effect on earnings per share, the equivalent number of shares for purposes of determining diluted earnings per share, was reduced to agree with the equivalent number of shares for basic earnings per share. The following chart identifies by type of potentially dilutive security, the number of additional shares that could potentially dilute basic earnings per share in the future and the number of shares issued for TransPoint.

                                                               (in thousands)
         CheckFree common shares issued for TransPoint......      17,000
         Potentially dilutive securities:
              Options and warrants..........................      (4,085)
                                                                  ------

         Net adjustment to dilutive shares outstanding......      12,915
                                                                  ======

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION

                  Note A: Management believes that the assumptions used in preparing the Unaudited Pro Forma Condensed Combining Balance Sheet and the Unaudited Pro Forma Condensed Combining Statement of Operations provide a reasonable basis for presenting the significant effects of the acquisition of TransPoint; that the pro forma adjustments give appropriate effect to those assumptions; and that the pro forma adjustments are properly applied in the Unaudited Pro Forma Condensed Combining Balance Sheet and Statement of Operations.

                  Note B: The Unaudited Pro Forma Condensed Combining Balance Sheet of CheckFree and TransPoint has been prepared as if the transaction was completed as of December 31, 1999, and was accounted for as a purchase. We will issue 17,000,000 shares of our common stock valued at $79.42 for the net assets of TransPoint. Under the terms of the merger and contribution agreement, TransPoint is to be funded with $100 million of cash immediately prior to the closing of the transaction. We expect to incur approximately $3.3 million of direct acquisition costs. The total purchase price of $1,253,408,000 was allocated to assets acquired and liabilities assumed based on TransPoint's December 31, 1999 balance sheet.

                  The allocation of the TransPoint purchase price among the identifiable tangible and intangible assets is based on preliminary estimates of the fair market value of those assets. Final determination of the allocation of the purchase price will be based on independent appraisals that we expect to have completed shortly after the transaction is consummated.

                  This transaction is expected to close within four to six months. TransPoint released the latest version of their electronic billing and payment processing system just one week prior to the announcement of this transaction. As a result, at this time, the value of in-process research and development is nominal and therefore not reflected. However, we will reassess the fair market value of the assets and liabilities assumed from TransPoint at the time of closing and we expect a portion of the purchase price to be allocated to in-process research and development at that time. Due to uncertainties regarding the specific products or technology enhancements that will be included in the next release and the specific date of the closing, we cannot currently provide a reasonable estimate of the expected value of in-process research and development.

                  Note C: CheckFree's statement of operations for the year ended June 30, 1999, has been combined with the TransPoint statement of operations for the twelve months ended June 30, 1999. Our statement of operations for the six month period ended December 31, 1999 has been combined with the TransPoint statement of operations for the six months ended December 31, 1999. Actual income statements of CheckFree and TransPoint will be combined from the effective date of the transaction, with no retroactive restatement.

                  Note D: The unaudited pro forma condensed combining statements of operations for CheckFree and TransPoint have been prepared as if the transaction was completed as of July 1, 1998, the beginning of the earliest period presented. The unaudited pro forma combined net income
         (loss) per share is based on the weighted average number of shares of our common stock outstanding during the periods, adjusted to give effect to shares assumed to be issued had the transaction taken place as of July 1, 1998.

                                  EXHIBIT INDEX
                                  -------------


                   EXHIBIT NO.                       DESCRIPTION

                      23.1*               Consent of Deloitte & Touche LLP
                      23.2*               Consent of Arthur Andersen LLP.

         ----------
         * Filed with this report.